As filed with the Securities and Exchange Commission on January 17, 2018

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PAVMED INC.

(Exact name of registrant as specified in its constitutional documents)

Delaware	3841	47-1214177
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Grand Central Place

60 E.42ND Street

Suite 4600

New York, New York 10165

(212) 949-4319

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Lishan Aklog, M.D.

Chairman and Chief Executive Officer

PAVmed Inc.

60 E.42ND Street

Suite 4600

New York, New York 10165

(212) 949-4319

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark J. Wishner, Esq.

Christopher A. Bugel, Esq.

Greenberg Traurig, LLP

1750 Tysons Boulevard

Suite 1000

McLean, Virginia 22102

(703) 749-1300

(703) 749-1301 - Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units consisting of shares of common stock, par value $0.001 per share and warrants to purchase shares of common stock par value $0.001 per share	14,551,234	$2.25	$32,740,276.50	$4,076.16
Transferable Right to purchase Units(2)	—	$—	$—	—
common stock included as part of the Units	Included with Units above	$—	$—	$—
Warrants to purchase shares of common stock included and part of the Units(3)	Included with Units above	$—	$—	$—
common stock Underlying the Warrants (for issuance)(4)(5)	14,551,234	$3.90	$56,749,812.60	$7,065.35
Total			$89,490,089.10	$11,141.51

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Act”).

(2)	Transferable Rights to purchase Units are being issued without consideration. Pursuant to Rule 457(g) under the Act, no separate registration fee is required for the Rights because the Rights are being registered in the same registration statement as the securities of the Registrant underlying the Rights.

(3)	Pursuant to Rule 457(g) of the Act, no separate registration fee is required for the Warrants because the Warrants are being registered in the same registration statement as the common stock of the Registrant issuable upon exercise of the Warrants.

(4)	In addition to the shares of common stock set forth in this table, pursuant to Rule 416 under the Act, this registration statement also registers such indeterminate number of shares of common stock as may become issuable upon exercise of these securities as the same may be adjusted as a result of stock splits, stock dividends, recapitalizations or other similar transactions.

(5)	In accordance with Rule 457(i) and Compliance and Disclosure Interpretations, Securities Act Rules, Question 240.06, the proposed maximum offering price of the shares of common stock underlying the Series Z Warrants is the sum of the maximum offering price of such warrants ($0.90) and the exercise price of such warrants ($3.00).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY [__], 2018

PROSPECTUS

Subscription Rights to Purchase Up to 14,551,234 Units

Consisting of an Aggregate of Up to 14,551,234 Shares of common stock and 14,551,234 Series Z Warrants to Purchase Up to 14,551,234 Shares of common stock at a Subscription Price of $2.25 Per Unit

We are distributing to holders of our common stock, at no charge, transferable subscription rights to purchase units. Each unit, which we refer to as a “Unit”, consists of one share of our common stock and one Series Z Warrant, which we refer to as the “Warrant” or the “Series Z Warrant”. Each Warrant will be exercisable for one share of our common stock. We refer to the offering that is the subject of this Prospectus as the Rights Offering. In the Rights Offering, you will receive one subscription right for every share of common stock owned at 5:00 p.m., Eastern Time, on the effective date of this Prospectus, the record date of the Rights Offering, or the “Record Date”. Each of the common stock and Warrants will not trade as a separate security for up to ninety days after the date of issuance. The subscription rights will be transferable and trade through the Nasdaq Capital Market (which we hereafter refer to as “Nasdaq”) if qualified for listing and, if not qualified, on the OTC Bulletin Board or on a marketplace of the OTC Markets. For purposes of this Prospectus, a “Business Day” shall mean any day on which trading is conducted on Nasdaq.

Each subscription right will entitle you to purchase one Unit, which we refer to as the “Subscription Right” or “Right”, at a subscription price per Unit of $2.25, which we refer to as the “Subscription Price”. Each Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share from the date the Warrant becomes separately tradable through its expiration six years from the date of issuance.

Sale of Subscription Rights

The Subscription Rights are transferable until the Expiration Date as hereafter defined. Although no assurance can be given that a market for the Subscription Rights will develop, trading in the Rights will begin on the Record Date and may be conducted until the close of trading on the last Nasdaq trading day prior to the Expiration Date, such period to be no less than 30 days. The value of the Subscription Rights, if any, will be reflected by the market price.

Trading of the Subscription Rights will be conducted on a when-issued basis until and including the date on which the Subscription Certificates are mailed to Record Date stockholders and thereafter will be conducted on a regular-way basis until and including the last Nasdaq trading day prior to the Expiration Date.

The Subscription Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on the 30th day after the effective date of this Prospectus, (as may be modified as provided for in this Prospectus, the “Expiration Date”), unless the Rights Offering is extended or earlier terminated by the Company. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next Business Day after the most recently announced expiration date of the Rights Offering. We may extend the Rights Offering for additional periods in our sole discretion. Once made, all exercises of Subscription Rights are irrevocable.

We have not entered into any standby purchase agreement or other similar arrangement in connection with the Rights Offering. The Rights Offering is being conducted on a best-efforts basis and there is no minimum amount of proceeds necessary to be received in order for us to close the Rights Offering.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 10 of this Prospectus. You should carefully consider these risk factors, as well as the information contained in this Prospectus, before you invest.

[__________________] will serve as the Subscription and Information Agent for the Rights Offering. The Subscription Agent will hold the funds we receive from subscribers until we complete, abandon or terminate the Rights Offering. If you want to participate in this Rights Offering and you are the record holder of your shares, we recommend that you submit your subscription documents to the Subscription Agent well before the deadline. If you want to participate in this Rights Offering and you hold shares through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee. For a detailed discussion, see “The Rights Offering – The Subscription Rights.”

Our board of directors reserves the right to terminate the Rights Offering for any reason any time before the closing of the Rights Offering. If we terminate the Rights Offering, all subscription payments received will be returned within 10 Business Days, without interest or deduction. We expect the Rights Offering to expire on or about [_____ __,] 2018, subject to our right to extend the Rights Offering as described above, and that we would close on subscriptions within five Business Days of such date.

Our common stock is listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “PAVM.” On [______ __,] 2018, the last reported sale price of our common stock was $[_____] per share. There is no established public trading market for the Units and Warrants, but the Units and Warrants will be listed for trading on Nasdaq if qualified for listing and, if not so qualified, on the OTC Bulletin Board or on a marketplace of the OTC Markets. The Subscription Rights are transferrable and we intend to apply to list the Subscription Rights on Nasdaq following their issuance under the symbol “[_____].” If the Subscription Rights cannot be listed on Nasdaq, we intend to list the Subscription Rights on the OTC Bulletin Board or on a marketplace of the OTC Markets. You are urged to obtain a current price quote for our common stock before exercising your Subscription Rights.

		Per Unit		Total(1)
Subscription price	$	[____]	$	[____]
Proceeds to us, before expenses	$	[____]	$	[____]

(1)	Assumes the Rights Offering is fully subscribed, but excludes proceeds from the exercise of Warrants included within the Units.

Our board of directors is making no recommendation regarding your exercise of the Subscription Rights. You should carefully consider whether to exercise your Subscription Rights before the Expiration Date. You may not revoke or revise any exercises of Subscription Rights once made.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is [______ __], 2018

i

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this Prospectus, we use the terms “our company,” “the company,” “we,” “us,” “our,” and similar references to refer to PAVmed Inc. and its subsidiaries.

We and have not authorized anyone to provide any information other than that contained in this Prospectus or in any prospectus supplement prepared by us or on our behalf or to which we may have referred you. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different or additional information, and none of us are making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. This offering is being made solely on the basis of the information contained in this Prospectus. You should assume that the information appearing in this Prospectus is accurate only as of the date on the front cover of this Prospectus, regardless of the time of delivery of the prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this Prospectus.

We have proprietary rights to trademarks used in this Prospectus, including PAVmed, PortIO, Caldus, CarpX, NextCath, NextFlo and “Innovating at the Speed of Life.” Solely for our convenience, trademarks and trade names referred to in this Prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name, or service mark of any other company appearing in this Prospectus is the property of its respective holder.

ii

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING

The following are examples of what we anticipate will be common questions about this Rights Offering. The answers are based on selected information included elsewhere in this Prospectus. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This Prospectus and the documents incorporated by reference into this Prospectus contain more detailed descriptions of the terms and conditions of the Rights Offering and provides additional information about us and our business, including potential risks related to the Rights Offering, the Units offered hereby, and our business. We urge you to read this entire Prospectus and the documents incorporated by reference into this Prospectus.

Why are we conducting the Rights Offering?

We are conducting the Rights Offering to raise additional capital for research and development, including the development of our current pipeline and other related research and development, for general corporate purposes, and for general administrative expenses, working capital and capital expenditures.

What is the Rights Offering?

We are distributing, at no charge, to record holders of our common stock, transferable Subscription Rights to purchase Units at a price of $2.25 per Unit. The Subscription Rights will be tradable. Each Unit consists of one share of our common stock and one Warrant. See “Are there risks in exercising my Subscription Rights?” below. Each Warrant will be exercisable for one share of our common stock, provided, however, if after exercise of the Subscription Rights, we have an insufficient number of authorized shares of common stock, the Warrants will not be exercisable until stockholder approval is obtained to increase our authorized shares of common stock. We agree to obtain such approval immediately after expiration of the Rights Offering. Each of the common stock and Warrants underlying the Units will not trade as a separate security for up to ninety days after the date of issuance. We intend to apply to list the Subscription Rights on Nasdaq following their issuance under the symbol “[_____].” If the Subscription Rights cannot be listed on Nasdaq, we intend to list the Subscription Rights on the OTC Bulletin Board or on a marketplace of the OTC Markets. You will receive one Subscription Right for every share of common stock that you owned as of 5:00 p.m., Eastern Time, on the Record Date. Each Subscription Right entitles the record holder to a Subscription Right. The Subscription Rights will expire if they are not exercised by 5:00 p.m., Eastern Time, on the Expiration Date, unless we extend or earlier terminate the Rights Offering.

What are the Subscription Rights?

For every share you owned as of the Record Date, you will receive one transferable Subscription Right, which gives you the opportunity to purchase one Unit, consisting of one share of our common stock and one Warrant, for a price of $2.25 per Unit. For example, if you owned 100 shares of common stock as of the Record Date, you will receive 100 Subscription Rights and will have the right to purchase 100 shares of our common stock and Warrants to purchase 100 shares of our common stock for $2.25 per Unit (or a total payment of $225.00). You may exercise all or a portion of your Subscription Rights or you may choose not to exercise any Subscription Rights at all.

If you are a record holder of our common stock, the number of shares you may purchase pursuant to your Subscription Rights is indicated on the enclosed Rights Certificate. If you hold your shares in the name of a broker, dealer, bank or other nominee who uses the services of the Depository Trust Company, or DTC, you will not receive a Rights Certificate. Instead, DTC will issue one Subscription Right to your nominee record holder for each share of our common stock that you beneficially own as of the Record Date. If you are not contacted by your nominee, you should contact your nominee as soon as possible.

What are the terms of the Warrants?

Each Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share from the date on which the Warrant becomes separately tradable through its expiration six years from the date of issuance. Commencing on the first anniversary of the issuance date of the Series Z Warrants, the Company may redeem the outstanding Series Z Warrants, at the Company’s option, in whole or in part, at a price of $0.01 per warrant: at any time while the warrants are exercisable; upon a minimum of 30 days’ prior written notice of redemption; if, and only if, the volume weighted average price of the Company’s common stock equals or exceeds $9.00 (subject-to adjustment) for any 20 out of 30 consecutive trading days ending three Business Days before the Company issues its notice of redemption, and provided the average daily trading volume in the Company’s common stock is at least 20,000 shares per day; and, if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

1

Are the Warrants listed?

The Warrants will be listed for trading on Nasdaq if qualified for listing and, if not so qualified, on the OTC Bulletin Board or on a marketplace of the OTC Markets.

The Warrants will be issued in registered form under a warrant agent agreement with [__________________] as warrant agent.

Will fractional shares be issued upon exercise of Subscription Rights, upon the exercise of Warrants?

No. We will not issue fractional shares of common stock in the Rights Offering. We will only distribute Subscription Rights to acquire whole Units, and rights holders will only be entitled to purchase a number of Units representing a whole number of shares and Warrants, rounded down to the nearest whole number of shares or Warrants, as applicable, a holder would otherwise be entitled to purchase. No fractional shares shall be issued upon the exercise of Warrants.

What effect will the Rights Offering have on our outstanding common stock?

Assuming no other transactions by us involving our capital stock prior to the expiration of the Rights Offering, and if the Rights Offering is fully subscribed, upon consummation of the Rights Offering we will have 29,102,468 shares of common stock issued and outstanding and Warrants to purchase an additional 14,551,234 shares of our common stock issued and outstanding, based on 14,551,234 shares of our common stock outstanding as of December 31, 2017. The exact number of shares of common stock and Warrants that we will issue in this offering will depend on the number of Units that are subscribed for in the Rights Offering. Additionally, the exercise of the Subscription Rights will result in (i) a reduction of the conversion price of the outstanding shares of our Series A Preferred Stock, thereby entitling holders of such stock to additional shares upon conversion and (ii) a reduction in the exercise price of, but not an increase in the number of shares to be issued under, our Series A Warrants. The extent of such adjustments will only be determined upon the expiration of the Rights Offering.

How was the Subscription Price determined?

In determining the Subscription Price, the directors considered, among other things, the following factors:

●	the current and historical trading prices of our common stock;

●	the price at which stockholders might be willing to participate in the Rights Offering;

●	the value of a share of common stock being issued as a component of the Unit;

●	the value of the Warrant being issued as a component of the Unit;

●	our need for additional capital and liquidity;

●	the cost of capital from other sources; and

●	comparable precedent transactions, including the percentage of shares offered, the terms of the subscription rights being offered, the subscription price and the discount that the subscription price represented to the immediately prevailing closing prices for those offerings.

In conjunction with the review of these factors, the board of directors also reviewed our history and prospects, including our past and present earnings and cash requirements, our prospects for the future, the outlook for our industry and our current financial condition. The board of directors also believed that the Subscription Price should be designed to provide an incentive to our current stockholders to participate in the Rights Offering and exercise their Subscription Right.

The Subscription Price does not necessarily bear any relationship to any established criteria for value. You should not consider the Subscription Price as an indication of actual value of our company or our common stock. The market price of our common stock may decline during or after the Rights Offering. You should obtain a current price quote for our common stock and perform an independent assessment of our Warrants before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this Prospectus and the other considerations relevant to your circumstances. Once made, all exercises of Subscription Rights are irrevocable. In addition, there is no established trading market for the Warrants to be issued pursuant to this offering, and the Warrants may not be widely distributed.

2

Am I required to exercise all of the Subscription Rights I receive in the Rights Offering?

No. You may exercise any number of your Subscription Rights, or you may choose not to exercise any Subscription Rights. If you do not exercise any Subscription Rights, the number of shares of our common stock you own will not change. However, if you choose to not exercise your Subscription Rights in full and other holders of Subscription Rights do exercise, your proportionate ownership interest in our company will decrease.

How soon must I act to exercise my Subscription Rights?

If you received a Rights Certificate and elect to exercise any or all of your Subscription Rights, the Subscription Agent must receive your completed and signed Rights Certificate and payment for your Subscription Rights you elect to exercise before the Rights Offering expires on the Expiration Date, unless we extend or earlier terminate the Rights Offering. If you hold your shares in the name of a broker, dealer, bank or other nominee, your nominee may establish a deadline before the expiration of the Rights Offering by which you must provide it with your instructions to exercise your Subscription Rights, along with the required subscription payment.

May I transfer my Subscription Rights?

Yes. The Subscription Rights are transferable until the Expiration Date. Although no assurance can be given that a market for the Rights will develop, trading in the Subscription Rights will begin three Business Days prior to the Record Date and may be conducted until the close of trading on the last Nasdaq trading day prior to the Expiration Date. The value of the Rights, if any, will be reflected by the market price. Rights may be sold by individual holders.

Will our directors and executive officers participate in the Rights Offering?

To the extent they hold common stock as of the Record Date, our directors and executive officers will be entitled to participate in the Rights Offering on the same terms and conditions applicable to other Rights holders. While none of our directors or executive officers has entered into any binding commitment or agreement to exercise Subscription Rights received in the Rights Offering, all of our directors and executive officers have indicated an interest in participating in the offering.

Has the board of directors made a recommendation to stockholders regarding the Rights Offering?

No. Our board of directors is making no recommendation regarding your exercise of the Subscription Rights. Rights holders who exercise Subscription Rights will incur investment risk on new money invested. We cannot predict the price at which (i) the Subscription Rights will trade while the Rights Offering is effective, (ii) the prices as which the Units or shares of our common stock will trade after the expiration of the Rights Offering or (iii) the amount at which the Series Z Warrants will trade once the Units separate. On [______ __], 2018, the last reported sale price of our common stock on Nasdaq was $[______] per share. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information contained in this Prospectus and other considerations relevant to your circumstances. See “Risk Factors” for discussion of some of the risks involved in investing in our securities.

How do I exercise my Subscription Rights?

If you are a stockholder of record (meaning you hold your shares of our common stock in your name and not through a broker, dealer, bank or other nominee) and you wish to participate in the Rights Offering, you must deliver a properly completed and signed Rights Certificate, together with payment of the Subscription Price for the Subscription Rights you elect to exercise, to the Subscription Agent before 5:00 p.m., Eastern Time, on the Expiration Date. If you are exercising your Subscription Rights through your broker, dealer, bank or other nominee, you should promptly contact your broker, dealer, bank or other nominee and submit your subscription documents and payment for the Units subscribed for in accordance with the instructions and within the time period provided by your broker, dealer, bank or other nominee.

What if my shares or warrants are held in “street name”?

If you hold your shares of our common stock in the name of a broker, dealer, bank or other nominee, then your broker, dealer, bank or other nominee is the record holder of the shares you beneficially own. The record holder must exercise the Subscription Rights on your behalf. Therefore, you will need to have your record holder act for you.

If you wish to participate in this Rights Offering and purchase Units, please promptly contact the record holder of your shares. We will ask the record holder of your shares, who may be your broker, dealer, bank or other nominee, to notify you of this Rights Offering.

3

What form of payment is required?

You must timely pay the full Subscription Price for the full number of Units you wish to acquired pursuant to the exercise of Subscription Rights by delivering to the Subscription Agent a:

●	personal check drawn on a U.S. bank;

●	certified check drawn on a U.S. bank;

●	U.S. Postal money order; or

●	wire transfer.

If you send payment by personal uncertified check, payment will not be deemed to have been delivered to the Subscription Agent until the check has cleared. As such, any payments made by personal check should be delivered to the Subscription Agent no fewer than three Business Days prior to the Expiration Date.

If you send a payment that is insufficient to purchase the number of Units you requested, or if the number of Units you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received.

When will I receive my new shares of common stock and Warrants?

As soon as practicable after the expiration of the Rights Offering, and within five Business Days thereof, we expect to close on subscriptions and for the Subscription Agent to arrange for the issuance of the shares of Units, and the shares of common stock and Warrants underlying the Units, purchased in the Rights Offering. All Units, shares and Warrants that you purchase in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration, or DRS, account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of the Units. If you hold your Units in the name of a broker, dealer, bank or other nominee, DTC will credit your account with your nominee with the securities you purchase in the Rights Offering. [__________________] is acting as the warrant agent in this offering.

After I send in my payment and Rights Certificate to the Subscription Agent, may I cancel my exercise of Subscription Rights?

No. Exercises of Subscription Rights are irrevocable, even if you later learn information that you consider to be unfavorable to the exercise of your Subscription Rights. You should not exercise your Subscription Rights unless you are certain that you wish to purchase Units at the Subscription Price.

How much will our company receive from the Rights Offering?

Assuming that all 14,551,234 Units are sold in the Rights Offering, we estimate that the net proceeds from the Rights Offering will be approximately $[______], based on the Subscription Price of $2.25 per Unit, after deducting fees and expenses payable to any dealer-manager we may appoint, and after deducting other estimated expenses payable by us and excluding any proceeds received upon exercise of any Warrants. If all Warrants included in the Units are exercised for cash at the exercise price of $3.00 per share, we will receive an additional $43,653,702. We intend to use the additional capital for research and development, including the development of our current pipeline and other related research and development, for general corporate purposes, and for general administrative expenses, working capital and capital expenditures. See “Use of Proceeds.”

Are there risks in exercising my Subscription Rights?

Yes. The exercise of your Subscription Rights involves risks. Exercising your Subscription Rights involves the purchase of shares of our common stock and Warrants to purchase common stock and you should consider this investment as carefully as you would consider any other investment. In addition, if after exercise of the Subscription Rights, we have an insufficient number of authorized shares of common stock, the Warrants will not be exercisable until stockholder approval is obtained to increase our authorized shares of common stock. We have agreed to obtain such approval immediately after expiration of the Rights Offering, but we cannot guarantee that we will obtain such approval. In addition, our Warrants may not be listed on Nasdaq. If not listed, we anticipate the Warrants will trade on the OTC Bulletin Board or on a marketplace of the OTC Markets. A market for the Warrants may not develop. See “Risk Factors” for discussion of additional risks involved in investing in our securities.

4

Can the board of directors terminate or extend the Rights Offering?

Yes. Our board of directors may decide to terminate the Rights Offering at any time and for any reason before the expiration of the Rights Offering. We also have the right to extend the Rights Offering for additional periods in our sole discretion. We do not presently intend to extend the Rights Offering. We will notify stockholders and the public if the Rights Offering is terminated or extended by issuing a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next Business Day after the most recently announced Expiration Date of the Rights Offering.

If the Rights Offering is not completed or is terminated, will my subscription payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. If we do not complete the Rights Offering, all subscription payments received by the Subscription Agent will be returned within 10 Business Days after the termination or expiration of the Rights Offering, without interest or deduction. If you own shares in “street name,” it may take longer for you to receive your subscription payment because the Subscription Agent will return payments through the record holder of your shares.

How do I exercise my Rights if I live outside the United States?

The Subscription Agent will hold Rights Certificates for stockholders having addresses outside the United States. To exercise Subscription Rights, foreign stockholders must notify the Subscription Agent and timely follow other procedures described in the section entitled “The Rights Offering – Foreign Shareholders.”

What fees or charges apply if I purchase shares in the Rights Offering?

We are not charging any fee or sales commission to issue Subscription Rights to you or to issue shares of common stock or Warrants to you if you exercise your Subscription Rights. If you exercise your Subscription Rights through a broker, dealer, bank or other nominee, you are responsible for paying any fees your broker, dealer, bank or other nominee may charge you.

What are the U.S. federal income tax consequences of receiving and/or exercising my Subscription Rights?

For U.S. federal income tax purposes, we do not believe you should recognize income or loss in connection with the receipt or exercise of Subscription Rights in the Rights Offering. You should consult your tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. For a detailed discussion, see “Material U.S. Federal Income Tax Consequences.”

To whom should I send my forms and payment?

If your shares are held in the name of a broker, dealer, bank or other nominee, then you should send your subscription documents and subscription payment to that broker, dealer, bank or other nominee. If you are the record holder, then you should send your subscription documents, Rights Certificate, and subscription payment to the Subscription Agent by hand delivery, first class mail or courier service to:

By mail:	By hand or overnight courier:
[__________________] Attn: [______________] [__________________] [____________] (toll free)	[__________________] Attn: [______________] [__________________] [____________] (toll free)

You or, if applicable, your nominee are solely responsible for completing delivery to the Subscription Agent of your subscription documents, Rights Certificate and payment. You should allow sufficient time for delivery of your subscription materials to the Subscription Agent and clearance of payment before the Expiration Date.

Whom should I contact if I have other questions?

If you have other questions or need assistance, please contact the Information Agent:

[__________________]

[______________] (toll free)

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PROSPECTUS SUMMARY

This Prospectus is part of a registration statement on Form S-1 that we filed with the SEC. From time to time, we may file one or more prospectus supplements to add, update or change information included in this Prospectus. You should read both this Prospectus and any applicable prospectus supplements, together with additional information described below under the caption “Where You Can Find Additional Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

Overview

We are a highly-differentiated multi-product medical device company organized to advance a broad pipeline of innovative medical technologies from concept to commercialization. We employ a business model focused on capital efficiency and speed to market. Since our inception on June 26, 2014, our activities have focused on advancing the lead products in our pipeline towards regulatory approval and commercialization, while protecting our intellectual property, and strengthening our corporate infrastructure and management team.

Since our inception in June 2014, we have financed our operations principally through equity and debt financings, including: approximately $2.1 million of net proceeds from private offerings of common stock and warrants issued prior our 2016 initial public offering (“IPO”); approximately $4.2 million of net cash proceeds resulting from the Company’s IPO on April 28, 2016; and, to-date during 2017, approximately $7.5 million of aggregate net cash proceeds resulting from: a Note and Security Purchase Agreement with Scopia Holdings LLC, including the issuance of a Senior Secured Note and Series S Warrants; the Series A-1 Preferred Stock Units private placement; and the Series A Preferred Stock Units private placement, as further discussed herein below.

The following is a brief overview of the products currently in our pipeline, including: CarpX, PortIO, NextCath, DisappEAR, NextFlo, and Caldus - among other things, we have:

●	filed final nonprovisional patent applications for PortIO, CarpX, NextCath, and Caldus and acquired a patent and related patent applications (one of which was subsequently granted) for NextFlo and entered into a licensing agreement with a group of academic centers securing the worldwide rights in perpetuity to a family of patents and patent applications underlying the DisappEAR product;

●	advanced, in partnership with our design and contract manufacturing partners, our CarpX product from concept to working prototypes, completed successful benchtop and cadaver testing confirming the device consistently cuts the transverse carpal ligament, as well as commercial design and development, and performed pre-submission verification and validation testing; we are in the final stages of testing and assembling our application with the FDA for marketing clearance under rule 510(k) to allow for commercialization of the CarpX product;

●	advanced, in partnership with our design and contract manufacturing partners, our PortIO product from concept to working prototypes, benchtop, animal, and cadaver testing, commercial design and development, verification and validation testing, and an initial submission to the FDA for 510(k) market clearance for use in patients requiring 24-hour emergency type vascular access. After further discussion with the FDA, we have decided to pursue a broader clearance for use in patients with a need for vascular access up to seven days under section 513(f)2 of the Federal Food, Drug and Cosmetic Act, also referred to as de novo classification. We have filed with the FDA a pre-submission package and requested an in-person meeting regarding the submission and review. As we await a date, we will continue our planning and development of an initial commercialization strategy, in partnership with our medical advisors, focused on short-term applications in patients with poor venous access and future regulatory strategy focused on expanded, longer-term indications and other clinical applications;

●	engaged a design and contract manufacturing firm to design and develop the DisappEAR product in collaboration with our academic partners at Tufts University and Harvard Medical School; initiated transfer of laboratory process for creating silk ear tubes into a commercial setting, and begun testing and optimization of manufacturing processes;

●	engaged design and contract manufacturing firms with experience in extrusions which has completed initial design work on the first product in the NextCath product, and completed head-to-head testing of retention forces, comparing our working prototype to several competing products, which has validated our approach and advanced the commercial design and development process focusing on optimizing the self-anchoring helical portion as well as cost of materials and manufacturing processes;

●	advanced the design and development of the NextFlo device, including a redesign which dramatically simplifies the product, lowers the projected cost of goods and expands its application to routine inpatient infusion sets, and completed benchtop testing of a working prototype demonstrating constant flows across the range of pressures encountered in clinical situations;

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●	we are evaluating which initial applications for our Caldus disposable tissue ablation technology to pursue from a clinical and commercial point-of-view, and will reinitiate development activity on this product once resources are available; in collaboration with our design, engineering and manufacturing partners we have completed proof of principle testing demonstrating we can deliver temperatures of >90C to a balloon catheter for at least 20 minutes of ablation time and histologically confirmed tissue necrosis in a wide variety of tissues and organs in a pig model; we are currently optimizing the design of the renal denervation balloon and catheter and enhancing the design of the infusion device to higher specifications including temperatures up to 140C and significantly higher flow rates;

●	we remain actively engaged with our full-service regulatory consulting partner who is working closely with our contract design, engineering and manufacturing partners as our products advance towards regulatory submission, clearance, and commercialization;

●	we are evaluating a number of product opportunities and intellectual property covering a spectrum of clinical conditions, which have been presented to us by clinician innovators and academic medical centers, for consideration of a partnership to develop and commercialize these products; we are also exploring opportunities to partner with larger medical device companies to commercialize our lead products as they move towards regulatory clearance and commercialization; we are evaluating strategic merger and acquisition opportunities which synergize with our growth strategy; and

●	we are exploring other opportunities to grow our business and enhance shareholder value through the acquisition of pre-commercial or commercial stage products and /or companies with potential strategic corporate and commercial synergies.

On December 17, 2016, we filed a 510(k) premarket notification submission with the FDA for our first product, the PortIO™ Intraosseous Infusion System relying upon substantial equivalence to a previously approved predicate device with an indication for use for up to 24 hours. The Company has been engaged with the FDA on the issue of substantial equivalence, including an in-person meeting in July 2017, and had submitted a response based on the FDA’s feedback which included narrower indications and inclusion of a needle in the kit. Despite these modifications, the FDA determined that PortIO is not substantially equivalent to the proposed predicate and encouraged the Company to instead pursue classification under section 513(f)(2) of the Federal Food, Drug, and Cosmetic Act, also referred to as de novo classification. The Company has decided to follow the FDA’s encouragement and pursue a de novo classification for PortIO under a broader indication, for up to seven days. In this regard, the Company filed its de novo pre-submission package with the FDA for PortIO on October 30, 2017.

We have proprietary rights to trademarks used herein, including PAVmed™, PortIO™, Caldus™, CarpX™, NextCath™, NextFlo™ and “Innovating at the Speed of Life™.” Solely for our convenience, trademarks and trade names referred to herein may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names.

Corporate History and Organizational Structure

We were incorporated on June 26, 2014 in the State of Delaware under the name PAXmed Inc. In April 2015, we changed our name to PAVmed Inc. In January 2016, the registration statement on Form S-1 (File No. 333-203569) for our initial public offering, or our “IPO,” was declared effective by the SEC. On April 28, 2016, we consummated our initial public offering of 1,060,000 units, each unit consisting of one share of common stock and one Series W Warrant. The units were sold at an offering price of $5.00 per unit, generating gross proceeds of $5.3 million, and net cash proceeds of $4.2 million, after deducting cash selling agent discounts and commissions and offering expenses. Each Series W Warrant entitles the holder to purchase one share of common stock at $5.00 per share until January 29, 2022, or earlier upon redemption. Upon consummation of the IPO, our warrants originally issued prior to our IPO automatically became Series W Warrants.

Office Location

Our business address is One Grand Central Place, 60 E. 42nd Street, Suite 4600, New York, New York 10165, and our telephone number is (212) 949-4319. Our corporate website is www.pavmed.com. The information contained on or that can be assessed through our website is not incorporated by reference into this Prospectus and you should not consider information on our website to be part of this Prospectus or in deciding whether to purchase our securities.

Risks Affecting Our Company

In evaluating an investment in our securities, you should carefully read this Prospectus and especially consider the factors discussed in the section titled “Risk Factors” commencing on page 10.

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Summary of the Rights Offering

Securities to be Offered	We are distributing to you, at no charge, one transferable Subscription Right to purchase one Unit for every share of our common stock that you owned on the Record Date. Each Unit consists of one share of common stock and one Series Z Warrant.

Size of Rights Offering	14,551,234 Units.

Subscription Price	$2.25 per Unit.

Warrants

Each Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share from the date on which the Warrant becomes separately tradable through its expiration six years from the date of issuance. Commencing on the first anniversary of the issuance date of the Series Z Warrants, the Company may redeem the outstanding Series Z Warrants, at the Company’s option, in whole or in part, at a price of $0.01 per warrant: at any time while the warrants are exercisable; upon a minimum of 30 days’ prior written notice of redemption; if, and only if, the volume weighted average price of the Company’s common stock equals or exceeds $9.00 (subject-to adjustment) for any 20 out of 30 consecutive trading days ending three Business Days before the Company issues its notice of redemption, and provided the average daily trading volume in the stock is at least 20,000 shares per day; and, if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

Record Date	5:00 p.m., Eastern Time, [______________].

Subscription Rights	Your Subscription Right will entitle you to purchase one Unit at the Subscription Price.

Expiration Date	The Subscription Rights will expire at 5:00 p.m., Eastern Time, on the Expiration Date.

Procedure for Exercising Subscription Rights

To exercise your Subscription Rights, you must take the following steps:

If you are a record holder of our common stock, you must deliver payment and a properly completed Rights Certificate to the Subscription Agent to be received before 5:00 p.m., Eastern Time, on the Expiration Date. You may deliver the documents and payments by first class mail or courier service. If you use first class mail for this purpose, we recommend using registered mail, properly insured, with return receipt requested.

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, bank or other nominee, you should instruct your broker, dealer, bank or other nominee to exercise your Subscription Rights on your behalf. Please follow the instructions of your nominee, who may require that you meet a deadline earlier than 5:00 p.m., Eastern Time, on the Expiration Date.

Delivery of Shares and Warrants	As soon as practicable after the expiration of the Rights Offering, and within five Business Days thereof, we expect to close on subscriptions and for the Subscription Agent to arrange for the issuance of the Units purchased pursuant to the Rights Offering. All Units and the shares and Warrants underlying the Units that are purchased in the Rights Offering will be issued in book-entry, or uncertificated, form meaning that you will receive a direct registration, or DRS, account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of Units, shares and warrants. If you hold your Units and the shares and Warrants underlying the Units in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

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Transferability of Subscription Rights	The Subscription Rights are transferable until the Expiration Date. Although no assurance can be given that a market for the Rights will develop, trading in the Subscription Rights will begin three Business Days prior to the Record Date and may be conducted until the close of trading on the last Nasdaq trading day prior to the Expiration Date. The value of the Rights, if any, will be reflected by the market price.

Transferability of Warrants	The Warrants will be separately transferable for up to ninety days from their date of issuance.

No Board Recommendation	Our board of directors is not making a recommendation regarding your exercise of the Subscription Rights. You are urged to make your decision to invest based on your own assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information in this Prospectus and other information relevant to your circumstances. Please see “Risk Factors” for a discussion of some of the risks involved in investing in our securities.

No Revocation	All exercises of Subscription Rights are irrevocable, even if you later learn of information that you consider to be unfavorable to the exercise of your Subscription Rights.

Use of Proceeds	Assuming the exercise of Subscription Rights to purchase all 14,551,234 Units of the Rights Offering, after deducting fees and expenses and excluding any proceeds received upon exercise of any Warrants, we estimate the net proceeds of the Rights Offering will be approximately $[____]. We intend to use the additional capital for research and development, including the development of our current pipeline and other related research and development, for general corporate purposes, and for general administrative expenses, working capital and capital expenditures. See “Use of Proceeds.”

Material U.S. Federal Income Tax Consequences	For U.S. federal income tax purposes, we do not believe you should recognize income or loss upon receipt or exercise of a Subscription Right. You should consult your own tax advisor as to the tax consequences of the Rights Offering in light of your particular circumstances. See “Material U.S. Federal Income Tax Consequences.”

Extension and Termination	Although we do not presently intend to do so, we may extend the Rights Offering for additional time in our sole discretion. Our board of directors may for any reason terminate the Rights Offering at any time before the completion of the Rights Offering.

Subscription and Information Agent	[__________________]

Questions	If you have any questions about the Rights Offering, please contact the Subscription and Information Agent, [__________________], at [_______________] (toll free).

Market for Common Stock	Our common stock is listed on Nasdaq under the symbol “PAVM.”

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RISK FACTORS

An investment in our securities involves significant risks. You should consider risks and uncertainties set forth below before deciding whether to participate in the Rights Offering. The market or trading price of our securities could decline due to any of these risks. In addition, please read “Cautionary Note Regarding Forward-Looking Statements” in this Prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included in this Prospectus. Our business, financial position, results of operations or liquidity could be adversely affected by any of those risks.

The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or operations. Any adverse effect on our business, financial condition or operating results could result in a decline in the value of our shares of common stock and other securities and the loss of all or part of your investment.

Prospective participants in the Rights Offering should carefully consider all of the information contained in this Prospectus, including the risks and uncertainties described below and incorporated by reference, which could materially affect our business, financial condition or future results. The risks described below and incorporated by reference are not the only risks facing our company. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.

Risks Related to the Rights Offering

Our stock price may be volatile, and purchasers of our securities could incur substantial losses.

Our stock price is likely to be volatile. The stock market in general and the market for life science companies, and medical device companies in particular, have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for our common stock may be influenced by many factors, including the following:

●	our ability to successfully commercialize, and realize revenues from sales of, any products we may develop;

●	the performance, safety and side effects of any products we may develop;

●	the success of competitive products or technologies;

●	results of clinical studies of any products we may develop or those of our competitors;

●	regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to any products we may develop;

●	introductions and announcements of new products by us, our commercialization partners, or our competitors, and the timing of these introductions or announcements;

●	actions taken by regulatory agencies with respect to our products, clinical studies, manufacturing process or sales and marketing terms;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	the success of our efforts to acquire or in-license additional products or other products we may develop;

●	developments concerning our collaborations, including but not limited to those with our sources of manufacturing supply and our commercialization partners;

●	developments concerning our ability to bring our manufacturing processes to scale in a cost-effective manner;

●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

●	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

●	our ability or inability to raise additional capital and the terms on which we raise it;

●	the recruitment or departure of key personnel;

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●	changes in the structure of healthcare payment systems;

●	market conditions in the medical device, pharmaceutical and biotechnology sectors;

●	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our common stock, other comparable companies or our industry generally;

●	trading volume of our common stock;

●	sales of our common stock by us or our stockholders;

●	general economic, industry and market conditions; and

●	the other risks described in this “Risk Factors” section.

These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We do not intend to pay any dividends on our Common Stock at this time.

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends on our common stock in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our Board of Directors. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends on our common stock in the foreseeable future. As a result, any gain you will realize on our common stock (including common stock obtained upon exercise of our warrants) will result solely from the appreciation of such shares.

Future sales and issuances of our Common Stock or rights to purchase Common Stock could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We also expect that significant additional capital will be needed in the future to continue our planned operations. To the extent that we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders. In addition, in the past, we have issued warrants to acquire shares of common stock. To the extent these warrants are ultimately exercised, you will sustain further future dilution.

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We will need substantial additional funding and may be unable to raise capital when needed, which could force us to delay, reduce, eliminate or abandon growth initiatives or product development programs.

We intend to continue to make investments to support our business growth. Because we have not generated any revenue or cash flow to date, we will require additional funds to:

●	continue our research and development;

●	protect our intellectual property rights or defend, in litigation or otherwise, any claims that we infringe third-party patents or other intellectual property rights;

●	fund our operations;

●	deliver our new products, if any such products receive regulatory clearance or approval for commercial sale;

●	market acceptance of our products;

●	the cost and timing of expanding our sales, marketing and distribution capabilities;

●	the effect of competing technological and market developments; and

●	the extent to which we acquire or invest in businesses, products and technologies, although we currently have no commitments or agreements relating to any of these types of transactions.

Debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. Any debt financing that we raise may contain terms that are not favorable to us or our stockholders. If we do not have, or are not able to obtain, sufficient funds, we may have to delay product development initiatives or license to third parties the rights to commercialize products or technologies that we would otherwise seek to market. We also may have to reduce marketing, customer support or other resources devoted to our products.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Your interest in our company may be diluted as a result of this Rights Offering.

Stockholders who do not fully exercise their Subscription Rights should expect that they will, at the completion of this offering, own a smaller proportional interest in our company than would otherwise be the case had they fully exercised their Subscription Rights. Further, the shares issuable upon the exercise of the Warrants to be issued pursuant to the Rights Offering will dilute the ownership interest of stockholders not participating in this offering or holders of Warrants who have not exercised them.

Further, if you purchase Units in this offering at the Subscription Price, you may suffer immediate and substantial dilution in the net tangible book value of our common stock. See “Dilution” in this Prospectus for a more detailed discussion of the dilution which may incur in connection with this offering.

Completion of the Rights Offering is not subject to us raising a minimum offering amount.

Completion of the Rights Offering is not subject to us raising a minimum offering amount and, therefore, proceeds may be insufficient to meet our objectives, thereby increasing the risk to investors in this offering, including investing in a company that continues to require capital. See “Use of Proceeds.”

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This Rights Offering may cause the trading price of our common stock to decrease.

The Subscription Price, together with the number of shares of common stock we propose to issue and ultimately will issue if this Rights Offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this Rights Offering. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Warrants issued in connection with the Rights Offering will have on the market price of our common stock from time to time. Further, if a substantial number of Subscription Rights are exercised and the holders of the shares received upon exercise of those Subscription Rights or the related Warrants choose to sell some or all of the shares underlying the Subscription Rights or the related Warrants, the resulting sales could depress the market price of our common stock.

Holders of our Warrants will have no rights as a common stockholder until such holders exercise their Warrants and acquire our common stock.

Until holders of Warrants acquire shares of our common stock upon exercise of the Warrants, holders of Warrants will have no rights with respect to the shares of our common stock underlying such Warrants. Upon exercise of the Warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

If we terminate this offering for any reason, we will have no obligation other than to return subscription monies within 10 Business Days.

We may decide, in our sole discretion and for any reason, to cancel or terminate the Rights Offering at any time prior to the Expiration Date. If this offering is cancelled or terminated, we will have no obligation with respect to Subscription Rights that have been exercised except to return within 10 Business Days, without interest or deduction, all subscription payments deposited with the Subscription Agent. If we terminate this offering and you have not exercised any Subscription Rights, such Subscription Rights will expire and be worthless.

The Subscription Price determined for this offering is not an indication of the fair value of our common stock.

In determining the Subscription Price, our board of directors considered a number of factors, including, but not limited to, our need to raise capital in the near term to continue our operations, the current and historical trading prices of our common stock, a price that would increase the likelihood of participation in the Rights Offering, the cost of capital from other sources, the value of the common stock and Warrants being issued as components of the Unit, comparable precedent transactions, an analysis of stock price trading multiples for companies similar to us that, among other things, did not need to raise capital in the near-term, and our most recently forecasted revenue relative to our peer group. The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of the value of our company or our common stock.

If you do not act on a timely basis and follow subscription instructions, your exercise of Subscription Rights may be rejected.

Holders of Subscription Rights who desire to purchase shares of our common stock and Warrants in this offering must act on a timely basis to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date, unless extended. If you are a beneficial owner of shares of common stock and you wish to exercise your Subscription Rights, you must act promptly to ensure that your broker, dealer, bank, trustee or other nominee acts for you and that all required forms and payments are actually received by your broker, dealer, bank, trustee or other nominee in sufficient time to deliver such forms and payments to the Subscription Agent to exercise the Subscription Rights granted in this offering that you beneficially own prior to 5:00 p.m., New York City time on the Expiration Date, as may be extended. We will not be responsible if your broker, dealer, bank, trustee or other nominee fails to ensure that all required forms and payments are actually received by the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

If you fail to complete and sign the required subscription forms, send an incorrect payment amount, or otherwise fail to follow the subscription procedures that apply to your exercise in this Rights Offering, the Subscription Agent may, depending on the circumstances, reject your subscription or accept it only to the extent of the payment received. Neither we nor the Subscription Agent undertakes to contact you concerning an incomplete or incorrect subscription form or payment, nor are we under any obligation to correct such forms or payment. We have the sole discretion to determine whether a subscription exercise properly follows the subscription procedures.

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If you make payment of the Subscription Price by personal check, your check may not clear in sufficient time to enable you to purchase shares in this Rights Offering.

Any personal check used to pay for shares and Warrants to be issued in this Rights Offering must clear prior to the Expiration Date of this Rights Offering, and the clearing process may require five or more Business Days. If you choose to exercise your Subscription Rights, in whole or in part, and to pay for shares and Warrants by personal check and your check has not cleared prior to the Expiration Date of this Rights Offering, you will not have satisfied the conditions to exercise your Subscription Rights and will not receive the shares and Warrants you wish to purchase.

The receipt of Subscription Rights may be treated as a taxable distribution to you.

We believe the distribution of the Subscription Rights in this Rights Offering should be a non-taxable distribution to holders of shares of common stock under Section 305(a) of the Internal Revenue Code of 1986, as amended, or the Code. Please see the discussion on the “Material U.S. Federal Income Tax Consequences” below. This position is not binding on the IRS, or the courts, however. If this Rights Offering is deemed to be part of a “disproportionate distribution” under Section 305 of the Code, your receipt of Subscription Rights in this offering may be treated as the receipt of a taxable distribution to you equal to the fair market value of the Subscription Rights. Any such distribution would be treated as a return of capital to the extent thereof and then as capital gain. Each holder of shares of common stock and each holder of a warrant providing for participation is urged to consult his, her or its own tax advisor with respect to the particular tax consequences of this Rights Offering.

Exercising the Subscription Rights limits your ability to engage in certain hedging transactions that could provide you with financial benefits.

By exercising the Subscription rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the record date for the Rights Offering. In addition, the Subscription Rights provide that, upon exercise of the Subscription Right, you agree not to enter into any short sale or similar transaction with respect to our common stock for so long as you continue to hold Warrants issued in connection with the exercise of the Subscription Right. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the Subscription Rights did not contain these requirements.

If we are unable to obtain stockholder approval for the issuance of all of the shares of common stock upon exercise of the Warrants you will not be able to exercise your Warrants.

If after exercise of the Subscription Rights, we have an insufficient number of authorized shares of common stock, the Warrants will not be exercisable until stockholder approval is obtained to increase our authorized shares of common stock. We have agreed to obtain such approval immediately after expiration of the Rights Offering, but we cannot guarantee that we will obtain such approval. In addition, our Warrants may not be listed on Nasdaq and if not listed on Nasdaq we anticipate the Warrants will trade on the OTC Bulletin Board or on a marketplace of the OTC Markets. A market for the Warrants may not develop.

The market price of our common stock may never exceed the exercise price of the Warrants issued in connection with this offering.

The Warrants being issued in connection with this offering become exercisable when separately tradable and will expire six years from the date of issuance. The market price of our common stock may never exceed the exercise price of the Warrants prior to their date of expiration. Any Warrants not exercised by their date of expiration will expire worthless and we will be under no further obligation to the Warrant holder.

The Warrants contain features that may reduce your economic benefit from owning them.

The Warrants contain features that allow us to redeem the Warrants.

Since the Warrants are executory contracts, they may have no value in a bankruptcy or reorganization proceeding.

In the event a bankruptcy or reorganization proceeding is commenced by or against us, a bankruptcy court may hold that any unexercised Warrants are executory contracts that are subject to rejection by us with the approval of the bankruptcy court. As a result, holders of the Warrants may, even if we have sufficient funds, not be entitled to receive any consideration for their Warrants or may receive an amount less than they would be entitled to if they had exercised their Warrants prior to the commencement of any such bankruptcy or reorganization proceeding.

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We have incurred operating losses since our inception and may not be able to achieve profitability.

We have incurred net losses since our June 26, 2014 inception date. We have incurred an (unaudited) net loss attributable to common stockholders of $10,707,819 and had (unaudited) net cash flows used in operating activities of $5,021,134 for the nine months ended September 30, 2017. At September 30, 2017, the Company had an (unaudited) accumulated deficit of $18,273,448. For the years ended December 31, 2016, and 2015, we had net losses of $5,650,851, and $1,776,600, respectively. To date, we have financed our operations through private placements of securities, our April 2016 IPO, and after our IPO, to-date, principally through private placements of equity and debt financing. Our ability to generate sufficient revenue from any of our products in development, and to transition to profitability and generate consistent positive cash flows is dependent upon factors that may be outside of our control. We expect our operating expenses will continue to increase as we continue to build our commercial infrastructure, develop, enhance and commercialize new products and incur additional operating expenses. As a result, we expect to continue to incur operating losses for the foreseeable future. These factors raise substantial doubt about our ability to continue as a going concern.

We have concluded there is substantial doubt of our ability to continue as a going concern and our independent registered public accounting firm’s report on our financial statements contains an explanatory paragraph describing our ability to continue as a going concern.

In our unaudited condensed consolidated financial statements and notes thereto for the quarterly period ended September 30, 2017, we have concluded and stated our recurring losses from operations, recurring cash flows used in operations, accumulated deficit, and the requirement we raise additional capital in order to fund our ongoing operations beyond the quarter ended June 30, 2018 raise substantial doubt regarding our ability to continue as a going concern. This could materially limit our ability to raise additional funds through the issuance of new debt or equity securities or otherwise.

Our ability to be successful will be totally dependent upon the efforts of our key personnel.

Our ability to successfully carry out our business plan is dependent upon the efforts of our key personnel. We cannot assure you that any of our key personnel will remain with us for the immediate or foreseeable future. The unexpected loss of the services of our key personnel could have a detrimental effect on us. We may also be unable to attract and retain additional key personnel in the future. An inability to do so may impact our ability to continue and grow our operations.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Prospectus and in the documents incorporated by reference in this Prospectus that are not purely historical are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward- looking statements in this Prospectus and in the documents incorporated by reference in this Prospectus may include, for example, statements about our:

●	limited operating history;

●	ability to generate revenue;

●	ability of our products to achieve regulatory approval and market acceptance;

●	success in retaining or recruiting, or changes required in, our officers, key employees or directors;

●	expectation that our existing capital resources will be sufficient to enable us to successfully meet the capital requirements for all of our current and future products;

●	potential ability to obtain additional financing when and if needed;

●	ability to sustain status as a going concern;

●	ability to protect our intellectual property rights;

●	ability to complete strategic acquisitions;

●	ability to manage growth and integrate acquired operations;

●	potential liquidity and trading of our securities;

●	regulatory or operational risks;

●	estimates regarding expenses, future revenue, capital requirements and needs for additional financing; or

●	expectations regarding the time during which we will be an Emerging Growth Company under the JOBS Act.

The forward-looking statements contained in this Prospectus and in the documents incorporated by reference in this Prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors incorporated by reference or described in “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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USE OF PROCEEDS

Assuming that all 14,551,234 Units are subscribed for in the Rights Offering, we estimate that the net proceeds from the Rights Offering will be approximately $ [_____], after deducting expenses relating to this offering payable by us estimated at approximately $ [_____], excluding any proceeds received upon exercise of any Warrants.

We intend to use the additional capital for research and development, including the development of our current pipeline and other related research and development, for general corporate purposes, and for general administrative expenses, working capital and capital expenditures

Our management will have broad discretion as to the allocation of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering.

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DILUTION

Purchasers of Units in the Rights Offering will experience an immediate dilution of the net tangible book value per share of our common stock. Our net tangible book value as of September 30, 2017 was approximately $[__], or $[__] per share of our common stock (based upon [__] shares of our common stock outstanding as of September 30, 2017). Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.

Dilution per share of common stock equals the difference between the amount per share of common stock paid by purchasers of Units in the Rights Offering (ascribing no value to the Warrants contained in the Units) and the net tangible book value per share of our common stock immediately after the Rights Offering.

Based on the sale by us in this Rights Offering of a maximum of 14,551,234 Units at the Subscription Price of $2.25 per Unit (assuming no exercise of the Warrants), and after deducting estimated offering expenses and any fees and expenses payable to any dealer-manager we may appoint, our pro forma net tangible book value as of September 30, 2017 would have been approximately $[__] million, or $[__] per share. This represents an immediate increase in pro forma net tangible book value to existing stockholders of $[__] per share and an immediate dilution to purchasers in the Rights Offering of $[__] per share. The following table illustrates this per-share dilution:

Subscription Price		$2.25
Net tangible book value per share as of September 30, 2017	$	[__]
Increase in net tangible book value per share attributable to Rights Offering	$	[__]
Pro forma net tangible book value per share as of September 30, 2017, after giving effect to Rights Offering	$	[__]
Dilution in net tangible book value per share to purchasers in the Rights Offering	$	[__]

The information above is as of September 30, 2017 and excludes:

●

The shares issued upon the exercise of the Series W Warrants resulting from the Company’s current outstanding tender offer in which holders of the Series W Warrants have the right to exercise their Series W Warrants at a price of $2.25;

●

the shares of common stock issuable upon the conversion of our preferred stock; and the shares issued upon the exercise of Series S warrants; the shares issued upon the exercise of Series A and Series A-1 warrants; the shares issued upon the exchange of Series A or Series A-1 warrants for Series X, Series X-1, or Series W warrants;

the shares of common stock issued upon the exercise of Common Stock options;

●	the shares of our common stock issuable upon the exercise of the Warrants offered hereby.

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MARKET PRICE OF OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on Nasdaq under the symbol “PAVM.” The table below shows the high and low sales closing prices for our common stock for the periods indicated, as reported by Nasdaq.

	Common Stock
	High	Low
Third Quarter 2016 (beginning July 27, 2016)	$15.24	$10.00
Fourth Quarter 2016	$14.00	$6.80
First Quarter 2017	$8.00	$4.64
Second Quarter 2017	$5.43	$3.57
Third Quarter 2017	$8.59	$2.84
Fourth Quarter 2017	$5.70	$2.18

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date. Any future decisions regarding dividends will be made by our board of directors. We do not anticipate paying dividends in the foreseeable future, but expect to retain earnings to finance the growth of our business. Our board of directors has complete discretion on whether to pay dividends. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

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THE RIGHTS OFFERING

The Subscription Rights

We are distributing to the record holders of our common stock, at no charge, transferable Subscription Rights to purchase one Unit at a subscription price of $2.25 per Unit. Each Subscription Right will entitle you to purchase one share of our common stock and one Warrant. For example, if you owned 100 shares of common stock as of the Record Date, you will receive 100 Subscription Rights and will have the right to purchase 100 shares of our common stock and Warrants to purchase 100 shares of our common stock for $2.25 per Unit, or a total payment of $225.00. Each Warrant will be exercisable for one share of our common stock at an exercise price of $3.00 per share from the date such Warrant becomes separately tradable through the expiration six years from the date of issuance. Each record holder of our common stock will receive one Subscription Right for every share of our common stock owned by such record holder as of the Record Date. You may exercise all or a portion of your Subscription Rights, or you may choose not to exercise any of your Subscription Rights.

Limitation on the Purchase of Units

You may only purchase the number of Units purchasable upon exercise of the number of Subscription Rights distributed to you in the Rights Offering. Accordingly, the number of Units that you may purchase in the Rights Offering is limited by the number of shares of our common stock you held on the Record Date.

Subscription Price

The Subscription Price is $2.25 per Unit. The Subscription Price does not necessarily bear any relationship to our past or expected future results of operations, cash flows, current financial condition, or any other established criteria for value. No change will be made to the Subscription Price by reason of changes in the trading price of our common stock or other factor prior to the expiration of this Rights Offering.

Determination of Subscription Price

In the determining the Subscription Price, the board of directors considered a variety of factors including those listed below:

●	our need to raise capital in the near term to continue our operations;

●	the current and historical trading prices of our common stock;

●	a price that would increase the likelihood of participation in the Rights Offering;

●	the cost of capital from other sources;

●	the value of the common stock being issued as a component of the Unit;

●	the value of the Warrant being issued as a component of the Unit;

●	comparable precedent transactions, including the percentage of shares offered, the terms of the subscription rights being offered, the subscription price and the discount that the subscription price represents to the immediately prevailing closing prices for these offerings;

●	an analysis of stock price trading multiples for companies similar to us that, among other things, did not need to raise capital in the near-term; and

●	our most recently forecasted revenue relative to our peer group.

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The Subscription Price does not necessarily bear any relationship to any established criteria for value. No valuation consultant or investment banker has opined upon the fairness or adequacy of the Subscription Price. You should not consider the Subscription Price as an indication of actual value of our company or our common stock. The market price of our common stock may decline during or after the Rights Offering/ We cannot predict the price at which our shares of common stock will trade after the Rights Offering. You should obtain a current price quote for our common stock and perform an independent assessment of our Warrants before exercising your Subscription Rights and make your own assessment of our business and financial condition, our prospects for the future, and the terms of this Rights Offering. Once made, all exercises of Subscription Rights are irrevocable.

No Short-Sales

By exercising the Subscription Rights, you are representing to us that you have not entered into any short sale or similar transaction with respect to our common stock since the record date for the Rights Offering. In addition, the Subscription Rights provide that, upon exercise of the Subscription Right, you represent that you have not since the Record Date and, for so long as you continue to hold Warrants issued in connection with the exercise of the Subscription Right, agree to not to enter into any short sale or similar transaction with respect to our common stock. These requirements prevent you from pursuing certain investment strategies that could provide you greater financial benefits than you might have realized if the Subscription Rights did not contain these requirements.

Transferability of Subscription Rights

The Subscription Rights are transferable until the Expiration Date. We intend to apply to list the Subscription Rights on Nasdaq following their issuance under the symbol “[_____].” If the Subscription Rights cannot be listed on Nasdaq, we intend to list the Subscription Rights on the OTC Bulletin Board or on a marketplace of the OTC Markets. Although no assurance can be given that a market for the Rights will develop, trading in the Subscription Rights will begin three Business Days prior to the Record Date and may be conducted until the close of trading on the last Nasdaq trading day prior to the Expiration Date. The value of the Rights, if any, will be reflected by the market price. Rights may be sold by individual holders.

In designating the Subscription Rights transferable, rather than non-transferable, the Board considered that the distribution of the Subscription Rights may themselves have intrinsic value, which may be viewed as partial compensation for the possible dilution of non-participating stockholders interest by potentially receiving a cash payment upon the sale for their Subscription Rights. Furthermore, because the Subscription Rights are transferable, the Rights Offering may increase the number of stockholders, which could increase the level of market interest in and visibility of the company overall and potentially enhance the trading liquidity of the company’s shares on Nasdaq.

Expiration Date; Extension

The subscription period, during which you may exercise your Subscription Rights, expires at 5:00 p.m., Eastern Time, on the Expiration Date. If you do not exercise your Subscription Rights before that time, your Subscription Rights will expire and will no longer be exercisable. We will not be required to issue shares to you if the Subscription Agent receives your Rights Certificate or your subscription payment after that time. We have the option to extend the Rights Offering in our sole discretion, although we do not presently intend to do so. We may extend the Rights Offering by giving oral or written notice to the Subscription Agent before the Rights Offering expires. If we elect to extend the Rights Offering, we will issue a press release announcing the extension no later than 9:00 a.m., Eastern Time, on the next Business Day after the most recently announced expiration date of the Rights Offering.

If you hold your shares of common stock in the name of a broker, dealer, bank or other nominee, the nominee will exercise the Subscription Rights on your behalf in accordance with your instructions. Please note that the nominee may establish a deadline that may be before 5:00 p.m., Eastern Time, on the Expiration Date.

Termination

We may terminate the Rights Offering at any time and for any reason prior to the completion of the Rights Offering. If we terminate the Rights Offering, we will issue a press release notifying stockholders and the public of the termination.

The Subscription Agent will hold funds received in payment for shares in a segregated account pending completion of the Rights Offering. The Subscription Agent will hold this money until the Rights Offering is completed or is terminated. If the Rights Offering is terminated for any reason, all subscription payments received by the Subscription Agent will be returned within 10 Business Days, without interest or deduction.

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Shares of Our Capital Stock and Warrants Outstanding After the Rights Offering

Assuming no other transactions by us involving our capital stock prior to the expiration of the Rights Offering other than the Company’s current tender offer, which provides the holders of the Company’s Series W Warrants the opportunity to exercise such warrants at the temporarily reduced cash exercise price of $2.00 per share, and assuming the Rights Offering is fully subscribed, upon consummation of the Rights Offering we will have 29,102,468 shares of common stock issued and outstanding and Warrants to purchase an additional 14,551,234 shares of our common stock issued and outstanding, based on 14,551,234 shares of our common stock outstanding as of January 16, 2018. The exact number of shares of common stock and Warrants we will issue in this offering will depend on the number of Units that are subscribed for in the Rights Offering, if any.

Methods for Exercising Subscription Rights

The exercise of Subscription Rights is irrevocable and may not be cancelled or modified. You may exercise your Subscription Rights as follows:

Subscription by Record Holders

If you are a stockholder of record, the number of Units you may purchase pursuant to your Subscription Rights in indicated on the enclosed Rights Certificate. You may exercise your Subscription Rights by properly completing and executing the Rights Certificate and forwarding it, together with your full payment, to the Subscription Agent at the address given below under “Subscription Agent,” to be received before 5:00 p.m., Eastern Time, on the Expiration Date.

Subscription by Beneficial Owners

If you are a beneficial owner of shares of our common stock that are registered in the name of a broker, dealer, bank or other nominee, you will not receive a Rights Certificate. Instead, we will issue one Subscription Right to such nominee record holder for all shares of our common stock held by such nominee at the Record Date. If you are not contacted by your nominee, you should promptly contact your nominee in order to subscribe for shares in the Rights Offering and follow the instructions provided by your nominee.

Payment Method

Payments must be made in full in U.S. currency by personal check, certified check or bank draft, or by wire transfer, and payable to “[_______], as Subscription Agent for PAVmed Inc.” You must timely pay the full subscription payment for the full number of Units you wish to acquire pursuant to the exercise of Subscription Rights by delivering a:

●	certified or personal check drawn against a U.S. bank payable to “[_______], as Subscription Agent for PAVmed Inc.”;

●	U.S. Postal money order payable to “[_______], as Subscription Agent for PAVmed Inc.”; or

●	wire transfer of immediately available funds directly to the account maintained by [_______], as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at [Bank], [Address], ABA, # [_______], Account # [_______], for further credit PAVmed Inc., Account # [_______].

If you elect to exercise your Subscription Rights, you should consider using a wire transfer or certified check drawn on a U.S. bank to ensure that the Subscription Agent receives your funds before the Rights Offering expires. If you send a personal check, payment will not be deemed to have been received by the Subscription Agent until the check has cleared. The clearinghouse may require five or more Business Days to clear a personal check. Accordingly, holders who wish to pay the Subscription Price by means of a personal check should make payment sufficiently in advance of the expiration of the Rights Offering to ensure that the payment is received and clears by that date. If you send a certified check, payment will be deemed to have been received by the Subscription Agent immediately upon receipt of such instrument.

You should read the instruction letter accompanying the Rights Certificate carefully and strictly follow it. DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO US. We will not consider your subscription received until the Subscription Agent has received delivery of a properly completed and duly executed Rights Certificate and payment of the full subscription payment.

The method of delivery of Rights Certificates and payment of the subscription payment to the Subscription Agent will be at the risk of the holders of Subscription Rights. If sent by mail, we recommend that you send those certificates and payments by registered mail, properly insured, with return receipt requested, or by overnight courier, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment before the Rights Offering expires.

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Missing or Incomplete Subscription Forms or Payment

If you fail to complete and sign the Rights Certificate or otherwise fail to follow the subscription procedures that apply to the exercise of your Subscription Rights before the Rights Offering expires, the Subscription Agent will reject your subscription or accept it to the extent of the payment received. Neither we nor our Subscription Agent undertakes any responsibility or action to contact you concerning an incomplete or incorrect subscription form, nor are we under any obligation to correct such forms. We have the sole discretion to determine whether a subscription exercise properly complies with the subscription procedures.

If you send a payment that is insufficient to purchase the number of shares you requested, or if the number of shares you requested is not specified in the forms, the payment received will be applied to exercise your Subscription Rights to the fullest extent possible based on the amount of the payment received. Any excess subscription payments received by the Subscription Agent will be returned, without interest or deduction, within 10 Business Days following the expiration of the Rights Offering.

Issuance of Common Stock and Warrants

The Units, and shares of common stock and Warrants underlying the Units that are purchased in the Rights Offering as part of the Units, will be issued in book-entry, or uncertificated, form meaning that you will receive a DRS account statement from our transfer agent reflecting ownership of these securities if you are a holder of record of shares or warrants. If you hold your shares of common stock in the name of a bank, broker, dealer, or other nominee, DTC will credit your account with your nominee with the securities you purchased in the Rights Offering.

Subscription and Information Agent

The Subscription and Information Agent for the Rights Offering is [__________________]. The address to which Rights Certificates and payments should be mailed or delivered by overnight courier is provided below. If sent by mail, we recommend that you send documents and payments by registered mail, properly insured, with return receipt requested, and that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance or payment before the Rights Offering expires. Do not send or deliver these materials to us.

By mail:	By hand or overnight courier:
[__________________] Attn: [______________] [__________________] [____________] (toll free)	[__________________] Attn: [______________] [__________________] [____________] (toll free)

If you deliver the Rights Certificates in a manner different than that described in this Prospectus, we may not honor the exercise of your Subscription Rights.

You should direct any questions or requests for assistance concerning the method of subscribing for the shares of our common stock or for additional copies of this Prospectus to the Information Agent as follows:

[__________________]

[______________] (toll free)

Warrant Agent

The warrant agent for the Warrants is [__________________].

No Fractional Shares

We will not issue fractional shares of common stock in the Rights Offering. Subscription Rights holders will only be entitled to purchase a number of Units representing a whole number of shares and Warrants, rounded down to the nearest whole number of shares or Warrants, as applicable, a holder would otherwise be entitled to purchase. Any excess subscription payments received by the Subscription Agent will be returned within 10 Business Days after expiration of the Rights Offering, without interest or deduction. Similarly, no fractional shares of common stock will be issued in connection with the exercise of a Warrant. Instead, for any such fractional share that would otherwise have been issuable upon exercise of the Warrant, the holder will be entitled to a cash payment equal to the pro-rated per share market price of the common stock on the last trading day preceding the exercise.

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Notice to Brokers and Nominees

If you are a broker, dealer, bank or other nominee holder that holds shares of our common stock for the account of others on the Record Date, you should notify the beneficial owners of the shares for whom you are the nominee of the Rights Offering as soon as possible to learn their intentions with respect to exercising their Subscription Rights. If a beneficial owner of our common stock so instructs, you should complete the Rights Certificate and submit it to the Subscription Agent with the proper subscription payment by the Expiration Date.

Validity of Subscriptions

We will resolve all questions regarding the validity and form of the exercise of your Subscription Rights, including time of receipt and eligibility to participate in the Rights Offering. Our determination will be final and binding. Once made, subscriptions are irrevocable; we will not accept any alternative, conditional, or contingent subscriptions. We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. You must resolve any irregularities in connection with your subscriptions before the Expiration Date of the Rights Offering, unless we waive them in our sole discretion. Neither we nor the Subscription Agent is under any duty to notify you or your representative of defects in your subscriptions. A subscription will be considered accepted, subject to our right to withdraw or terminate the Rights Offering, only when the Subscription Agent receives a properly completed and duly executed Rights Certificate and any other required documents and the full subscription payment including final clearance of any personal check. Our interpretations of the terms and conditions of the Rights Offering will be final and binding.

Stockholder Rights

Holders of Warrants issued in connection with the Rights Offering will not have rights as holders of our common stock until such Warrants are exercised and the shares of common stock underlying the Warrants are issued to the holder.

Foreign Shareholders

We will not mail this Prospectus or Rights Certificates to stockholders with addresses that are outside the United States or that have an army post office or foreign post office address. The Subscription Agent will hold these Rights Certificates for their account. To exercise Subscription Rights, our foreign stockholders must notify the Subscription Agent prior to 5:00 p.m., Eastern Time, the third Business Day prior to the Expiration Date, of your exercise of Subscription Rights and provide evidence satisfactory to us, such as a legal opinion from local counsel, that the exercise of such Subscription Rights does not violate the laws of the jurisdiction in which such stockholder resides and payment by a U.S. bank in U.S. dollars before the expiration of the offer. If no notice is received by such time or the evidence presented is not satisfactory to us, the Subscription Rights represented thereby will expire.

No Revocation or Change

Once you submit the Rights Certificate or have instructed your nominee of your subscription request, you are not allowed to revoke or change the exercise or request a refund of monies paid. All exercises of Subscription Rights are irrevocable, even if you learn information about us that you consider to be unfavorable. You should not exercise your Subscription Rights unless you are certain that you wish to purchase shares at the Subscription Price.

U.S. Federal Income Tax Treatment of Rights Distribution

For U.S. federal income tax purposes, we do not believe holders of shares of our common stock or warrants should recognize income or loss upon receipt or exercise of a Subscription Right. See “Material U.S. Federal Income Tax Consequences.”

No Recommendation to Rights Holders

Our board of directors is making no recommendation regarding your exercise of the Subscription Rights. Rights holders who exercise Subscription Rights will incur investment risk on new money invested. We cannot predict the price at which (i) the Subscription Rights will trade while the Rights Offering is effective, (ii) the prices at which the Units or shares of our common stock will trade after the expiration of the Rights Offering or (iii) the amount at which the Series Z Warrants will trade once the Units separate. On [______ __], 2018, the last reported sale price of our common stock on Nasdaq was $[______] per share. You should make your decision based on your assessment of our business and financial condition, our prospects for the future, the terms of the Rights Offering, the information contained in this Prospectus and other considerations relevant to your circumstances. See “Risk Factors” for discussion of some of the risks involved in investing in our securities.

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Fees and Expenses

We will pay all fees charged by the Subscription Agent, the Information Agent and by the dealer-manager (to the extent we appoint one). You are responsible for paying any other commissions, fees, taxes or other expenses incurred in connection with the exercise of your Subscription Rights.

Listing

The Subscription Rights are transferrable and we intend to apply to list the Subscription Rights on Nasdaq following their issuance under the symbol “[_____].” If the Rights are not qualified for listing on Nasdaq, we intend to list the Rights on the OTC Bulletin Board or on a marketplace of the OTC Markets.

Important

Do not send Rights Certificates directly to us. You are responsible for choosing the payment and delivery method for your Rights Certificate and you bear the risks associated with such delivery. If you choose to deliver your Rights Certificate and payment by mail, we recommend that you use registered mail, properly insured, with return receipt requested. We also recommend that you allow a sufficient number of days to ensure delivery to the Subscription Agent and clearance of payment prior to the expiration time.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of the material U.S. federal income tax consequences of the receipt and exercise (or expiration) of the Subscription Rights acquired through the Rights Offering, the ownership and disposition of shares of our common stock and Warrants received upon exercise of the Subscription Rights or the ownership and disposition of the shares of common stock received upon the exercise of the Warrants, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the Subscription Rights, Warrants or shares of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the receipt of Subscription Rights acquired through the Rights Offering by persons holding shares of our common stock, the exercise (or expiration) of the Subscription Rights, the acquisition, ownership and disposition of shares of our common stock, the acquisition, ownership and disposition (or expiration) of Warrants acquired upon exercise of the Subscription Rights, and the acquisition, ownership and disposition of shares of our common stock acquired upon exercise of the Warrants.

This discussion is limited to holders that hold the Subscription Rights, shares of our Warrants and shares of our common stock, in each case, as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the alternative minimum tax or the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to holders subject to particular rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding the Subscription Rights, Warrants or shares of our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell the Subscription Rights, Warrants or shares of our common stock under the constructive sale provisions of the Code;

●	persons for whom our stock constitutes “qualified small business stock” within the meaning of Section 1202 of the Code;

●	persons who hold or receive the Subscription Rights, Warrants or shares of our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

●	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, Subscription Rights, shares of our common stock and Warrants acquired upon exercise of Subscription Rights or shares of our common stock acquired upon exercise of the Warrants, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE RECEIPT, OWNERSHIP AND EXERCISE OF SUBSCRIPTION RIGHTS AND THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES OF OUR COMMON STOCK, WARRANTS ACQUIRED UPON EXERCISE OF SUBSCRIPTION RIGHTS AND SHARES OF OUR COMMON STOCK ACQUIRED UPON EXERCISE OF WARRANTS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

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Tax Considerations Applicable to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of our common stock, Subscription Rights, shares of our common stock and Warrants acquired upon exercise of Subscription Rights or shares of our common stock acquired upon exercise of Warrants, as the case may be, that, for U.S. federal income tax purposes, is:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Receipt of Subscription Rights

Although the authorities governing transactions such as this Rights Offering are complex and do not speak directly to the consequences of certain aspects of this Rights Offering, including the inclusion of the right to purchase Warrants in the Subscription Rights (rather than the right to purchase only shares of our common stock), we do not believe a U.S. holder’s receipt of Subscription Rights pursuant to the Rights Offering should be treated as a taxable distribution with respect to their existing shares of common stock for U.S. federal income tax purposes. Section 305(a) of the Code states that a stockholder’s taxable income does not include in-kind stock dividends; however, the general non-recognition rule in Section 305(a) of the Code is subject to exceptions described in Section 305(b) of the Code, which include “disproportionate distributions.” A disproportionate distribution is a distribution or a series of distributions, including deemed distributions, that has the effect of the receipt of cash or other property by some stockholders or holders of debt instruments convertible into stock and an increase in the proportionate interest of other stockholders in a corporation’s assets or earnings and profits. We do not believe that the receipt of Subscription Rights pursuant to the Rights Offering is a disproportionate distribution for these purposes.

Our position regarding the tax-free treatment of the Subscription Right distribution is not binding on the IRS, or the courts. If this position is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the Subscription Rights is a “disproportionate distribution” or otherwise, the fair market value of the Subscription Rights would be taxable to U.S. holders of our common stock as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. If our position is incorrect, the tax consequences applicable to the holders may also be materially different than as described below.

The following discussion is based upon the treatment of the Subscription Right issuance as a non-taxable distribution with respect to a U.S. holders’ existing shares of common stock for U.S. federal income tax purposes.

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Tax Basis in the Subscription Rights

If the fair market value of the Subscription Rights a U.S. holder receives is less than 15% of the fair market value of the U.S. holder’s existing shares of common stock (with respect to which the Subscription Rights are distributed) on the date the U.S. holder receives the Subscription Rights, the Subscription Rights will be allocated a zero tax basis for U.S. federal income tax purposes, unless the U.S. holder elects to allocate its tax basis in its existing shares of common stock between its existing shares of common stock and the Subscription Rights in proportion to the relative fair market values of the existing shares of common stock and the Subscription Rights determined on the date of receipt of the Subscription Rights. If a U.S. holder chooses to allocate tax basis between its existing common shares and the Subscription Rights, the U.S. holder must make this election on a statement included with its timely filed tax return (including extensions) for the taxable year in which the U.S. holder receives the Subscription Rights. Such an election is irrevocable. However, if the fair market value of the Subscription Rights a U.S. holder receives is 15% or more of the fair market value of their existing shares of common stock on the date the U.S. holder receives the Subscription Rights, then the U.S. holder must allocate its tax basis in its existing shares of common stock between those shares and the Subscription Rights the U.S. holder receives in proportion to their fair market values determined on the date the U.S. holder receives the Subscription Rights. Please refer to discussion below regarding the U.S. tax treatment of a U.S. holder that, at the time of the receipt of the Subscription Right, no longer holds the common stock with respect to which the Subscription Right was distributed.

The fair market value of the Subscription Rights on the date that the Subscription Rights are distributed is uncertain, and we have not obtained, and do not intend to obtain, an appraisal of the fair market value of the Subscription Rights on that date. In determining the fair market value of the Subscription Rights, U.S. holders should consider all relevant facts and circumstances, including any difference between the Subscription Price of the Subscription Rights and the trading price of our shares of common stock on the date that the Subscription Rights are distributed, the fair market value of the common stock, the exercise price of the Warrants, the length of the period during which the Subscription Rights may be exercised and the fact that the Subscription Rights are transferable.

Exercise of Subscription Rights

Generally, a U.S. holder will not recognize gain or loss upon the exercise of a Subscription Right in the Rights Offering. A U.S. holder’s adjusted tax basis, if any, in the Subscription Right plus the Subscription Price should be allocated between the new share of common stock and the Warrant acquired upon exercise of the Subscription Right in proportion to their relative fair market values on the exercise date. This allocation will establish the U.S. holder’s initial tax basis for U.S. federal income tax purposes in the new shares of common stock and Warrants received upon exercise. The holding period of a share of Series Preferred Stock or a Warrant acquired upon exercise of a Subscription Right in the Rights Offering will begin on the date of exercise.

If, at the time of the receipt or exercise of the Subscription Right, the U.S. holder no longer holds the common stock with respect to which the Subscription Right was distributed, then certain aspects of the tax treatment of the receipt and exercise of the Subscription Right are unclear, including (1) the allocation of the tax basis between the shares of our common stock previously sold and the Subscription Right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the shares of our common stock previously sold, and (3) the impact of such allocation on the tax basis of the shares of our common stock and Warrants acquired upon exercise of the Subscription Right. If a U.S. holder exercises a Subscription Right received in the Rights Offering after disposing of shares of our common stock with respect to which the Subscription Right is received, the U.S. holder should consult its tax advisor.

Expiration of Subscription Rights

If a U.S. holder allows Subscription Rights received in the Rights Offering to expire, the U.S. holder should not recognize any gain or loss for U.S. federal income tax purposes, and the U.S. holder should re-allocate any portion of the tax basis in its existing common shares previously allocated to the Subscription Rights that have expired to the existing common shares.

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Sale or Other Disposition, Exercise or Expiration of Warrants

Upon the sale or other disposition of a Warrant (other than by exercise), a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or other disposition and the U.S. holder’s tax basis in the Warrant. This capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such Warrant is more than one year at the time of the sale or other disposition. The deductibility of capital losses is subject to certain limitations.

In general, a U.S. holder will not be required to recognize income, gain or loss upon exercise of a Warrant for its exercise price. A U.S. holder’s tax basis in a share of our common stock received upon exercise of the Warrants will be equal to the sum of (1) the U.S. holder’s tax basis in the Warrants exchanged therefor and (2) the exercise price of such Warrants. A U.S. holder’s holding period in the shares of our common stock received upon exercise will commence on the day after such U.S. holder exercises the Warrants. Although there is no direct legal authority as to the U.S. federal income tax treatment of an exercise of a Warrant on a cashless basis, we intend to take the position that such exercise will not be taxable, either because the exercise is not a gain realization event or because it qualifies as a tax-free recapitalization. In the former case, the holding period of the shares of our common stock received upon exercise of Warrants should commence on the day after the Warrants are exercised. In the latter case, the holding period of the shares of our common stock received upon exercise of Warrants would include the holding period of the exercised Warrants. However, our position is not binding on the IRS and the IRS may treat a cashless exercise of a Warrant as a taxable exchange. U.S. holders are urged to consult their tax advisors as to the consequences of an exercise of a Warrant on a cashless basis, including with respect to their holding period and tax basis in the common stock received.

If a Warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to such holder’s tax basis in the Warrant. Such loss will be long-term capital loss if, at the time of the expiration, the U.S. holder’s holding period in such Warrant is more than one year. The deductibility of capital losses is subject to certain limitations.

Constructive Dividends on Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if at any time during the period in which a U.S. holder holds Warrants, we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Warrants, the exercise price of the Warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a U.S. holder of the Warrants to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a U.S. holder. U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the exercise price of the Warrants.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders not exempt from reporting. On April 12, 2016, the IRS proposed regulations addressing the amount and timing of deemed distributions, as well as, obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock (after the conversion rate adjustment) without the adjustment, (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the instrument and the date of the actual distribution of cash or property that results in the deemed distribution and (iii) we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders (including holders that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders and withholding agents may rely on them prior to that date under certain circumstances.

Distributions on Common Stock

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. holder’s adjusted tax basis in its common stock, as the case may be, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of our common stock.

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Sale, Exchange or Other Disposition of Common Stock

Upon a sale, exchange, or other disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized (not including any amount attributable to declared and unpaid dividends, which will be taxable as described above to U.S. holders of record who have not previously included such dividends in income) and the U.S. holder’s adjusted tax basis in our common stock. A U.S. holder’s adjusted tax basis in our common stock generally will equal its initial tax basis in our common stock reduced by the amount of any cash distributions treated as a return of capital as described above. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for our common stock exceeded one year at the time of disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally are subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding when such holder receives dividend payments (including constructive dividends) or receives proceeds from the sale or other taxable disposition of the Warrants, shares of our common stock acquired through the exercise of Subscription Rights or shares of our common stock acquired through exercise of the Warrants. Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

●	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

●	furnishes an incorrect taxpayer identification number;

●	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

●	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Considerations Applicable to Non-U.S. Holders

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of the Subscription Rights, Warrants or shares of our common stock that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Receipt, Exercise and Expiration of the Subscription Rights

The discussion assumes that the receipt of Subscription Rights will be treated as a nontaxable distribution. See “— Tax Consequences Applicable to U.S. Holders – Receipts of Subscription Rights” above. Non-U.S. holders will not be subject to U.S. federal income tax (or any withholding thereof) on the receipt, exercise or expiration of the Subscription Rights.

Exercise of Warrants

A non-U.S. holder generally will not be subject to U.S. federal income tax on the exercise of Warrants into shares of our common stock. However, if a cashless exercise of the Warrants results in a taxable exchange, as described in “— Tax Considerations Applicable to U.S. holders — Sale or Other Disposition, Exercise or Expiration of Warrants,” the rules described below under “Sale or Other Disposition of Common Stock or Warrants” would apply.

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Constructive Dividends on Warrants

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if at any time during the period in which a non-U.S. holder holds Warrants we were to pay a taxable dividend to our stockholders and, in accordance with the anti-dilution provisions of the Warrants, the exercise price of the Warrants were decreased, that decrease would be deemed to be the payment of a taxable dividend to a non-U.S. holder to the extent of our earnings and profits, notwithstanding the fact that such holder will not receive a cash payment. If the exercise price is adjusted in certain other circumstances (or in certain circumstances, there is a failure to make adjustments), such adjustments may also result in the deemed payment of a taxable dividend to a non-U.S. holder. Any resulting withholding tax attributable to deemed dividends may be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the Warrants.

Distributions on Common Stock

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section relating to the sale or disposition of, our common stock or Warrants. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend.

Subject to the discussion below on backup withholding and foreign accounts, dividends paid to a non- U.S. holder of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty).

Non-U.S. holders will be entitled to a reduction in or an exemption from withholding on dividends as a result of either (a) an applicable income tax treaty or (b) the non-U.S. holder holding our common stock in connection with the conduct of a trade or business within the United States and dividends being effectively connected with that trade or business. To claim such a reduction in or exemption from withholding, the non-U.S. holder must provide the applicable withholding agent with a properly executed (a) IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established, or (b) IRS Form W-8ECI stating that the dividends are not subject to withholding tax because they are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a non-U.S. holder are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), then, although exempt from U.S. federal withholding tax (provided the non-U.S. holder provides appropriate certification, as described above), the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular graduated U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

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Sale or Other Disposition of Common Stock or Warrants

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of Warrants or our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	Warrants or our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non- U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future.

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Subject to the discussion below on foreign accounts, a non-U.S. holder will not be subject to backup withholding with respect to distributions on our common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such holder is a United States person and the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification. However, information returns generally will be filed with the IRS in connection with any distributions (including deemed distributions) made on Warrants and our common stock to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of our Warrants or our common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of our Warrants or our common stock outside the United States conducted through certain U.S.- related financial intermediaries, in each case, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E, or other applicable form (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or such owner otherwise establishes an exemption. Proceeds of a disposition of our Warrants or our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

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Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends (including deemed dividends) paid on our common stock or Warrants, or gross proceeds from the sale or other disposition of our Warrants or our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends (including deemed dividends), and will apply to payments of gross proceeds from the sale or other disposition of our Warrants or our common stock on or after January 1, 2019. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we or the applicable withholding agent may treat the entire distribution as a dividend. Prospective investors should consult their tax advisors regarding the potential application of these withholding provisions.

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DESCRIPTION OF SECURITIES

In this offering, we are offering for sale 14,551,234 Units, with each Unit consisting of one share of common stock and one Warrant. Each Warrant will be exercisable for one share of our common stock. The shares of common stock and Warrants comprising the Units are immediately separable and will be issued separately, but will be purchased together in this offering. You should review the warrant agreement and the form of Warrant, each filed as exhibits to the registration statement of which this Prospectus is a part, for a complete description of the terms and conditions applicable to the Warrants. The following brief summary of the material terms and provisions of the Warrants is subject to, and qualified in its entirety by, the form of Warrant.

General

The Company is authorized to issue 20,000,000 shares of its preferred stock, par value of $0.001 per share, with such designation, rights, and preferences as may be determined from time-to-time by the Company’s board of directors. As of September 30, 2017 and December 31, 2017, a total of 422,838 and 249,667 shares of Series A Convertible Preferred Stock (classified in temporary equity), respectively and 125,000 and 357,259 shares of Series A-1 Convertible Preferred Stock (classified in permanent equity), respectively, were each issued and outstanding. As of December 31, 2016, there were no shares of preferred stock issued or outstanding.

The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.001 per share. The issued and outstanding shares of common stock were as follows: 14,551,234 shares as of December 31, 2017, 13,343,061 shares as of September 30, 2017, and 13,330,811 shares as of December 31, 2016.

As of December 31, 2017, we had outstanding:

●	14,551,234 shares of our common stock.

●	249,667 shares of our Series A Convertible Preferred Stock, or the “Series A Preferred Stock,” are currently convertible into 301,416 shares of common stock; at the election of the holders, based on a conversion ratio equal to the Series A Preferred Stock $6.00 per share stated value divided by a current conversion price of $4.97 per share. The Series A Preferred Stock conversion price is subject to further adjustment by a prescribed formula should any subsequent issuances of convertible securities by the Company be at a price lower than the current Series A Preferred Stock conversion price immediately prior to such new issuance. At issuance, the Series A Preferred Stock conversion price was initially $6.00 per share, and was subsequently adjusted to $5.00 per share upon the issuance of the Series S Warrants on July 3, 2017, to $4.99 per share upon the issuance of the Series A-1 Preferred Stock Units on August 4, 2017, and then to $4.97 per share upon the issuance of Series A-1 Convertible Preferred Stock on November 17, 2017 in connection with the exchange offer involving the Company’s Series A Preferred Stock, the “Series A Exchange Offer”. The Series A Preferred Stock conversion price is subject to further adjustment, as discussed below.

●	357,259 shares of our Series A-1 Convertible Preferred Stock, or the “Series A-1 Preferred Stock,” are convertible into 357,259 shares of our common stock, at the election of the holders, based on a conversion ratio equal to the Series A-1 Preferred Stock $4.00 per share stated value divided by a conversion price of $4.00 per share, with such Series A-1 Preferred Stock conversion price not subject to further adjustment.

●	10,567,845 Series W Warrants, each entitling the holder to purchase one share of common stock at $5.00 per share and expiring on January 29, 2022, or earlier upon redemption by the Company.

●	268,001 Series A Warrants, each currently entitling the holder to purchase one share of common stock at an exercise price currently of $6.61 per share, with such Series A Warrant exercise price subject-to further adjustment, and expiring on April 30, 2024. The Series A Warrants exercise price is subject to further reduction by a prescribed formula on a weighted average basis in the event the Company issues common stock, options, or convertible securities at a price lower than the exercise price of Series A Warrants immediately prior to such securities issuance. At issuance, the Series A Warrants exercise price was initially $8.00 per share, and was subsequently adjusted to $6.67 per share upon the issuance of the Series S Warrants on July 3, 2017, then to $6.65 per share upon the issuance of the Series A-1 Preferred Stock Units on August 4, 2017, and then to $6.61 per share upon the issuance of Series A-1 Convertible Preferred Stock on November 17, 2017 in connection with the Series A Exchange Offer, with such exercise price subject to further adjustment as noted above. Additionally, through April 30, 2024, each Series A Warrant, at the election of the holder, may be exchanged for four Series X Warrants, with such Series X Warrants discussed below.

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●	279,837 Series A-1 Warrants, each entitling the holder to purchase one share of common stock at an exercise price of $6.67 per share, with such Series A-1 Warrant exercise price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the common stock. The Series A-1 Warrants expire on April 30, 2024. Additionally, at the option of the holder, each Series A-1 Warrant is exchangeable through April 30, 2024 for four Series X-1 Redeemable Warrants, or through January 29, 2022 for five Series W Warrants. Each Series X-1 Redeemable Warrant is exercisable for one share of common stock at an exercise price of $6.00 per share, with such Series X-1 Warrant exercise price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the common stock. Each Series W Warrant is exercisable for one share of common stock at an exercise price of $5.00 per share, with such Series W Warrant exercise price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the common stock.

●	1,473,640 Series S Warrants each entitling the holder to purchase one share of common stock at an exercise price of $0.01 per share, with such Series S Warrant exercise price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the common stock, and expiring on June 30, 2032.

●	Unit purchase options, or “UPOs,” entitling the holders thereof to purchase 53,000 units, each consisting of one share of common stock and one Series W Warrant, at an exercise price of $5.50 per unit. In connection with the Company’s initial public offering (“IPO”), on April 28, 2016, the Company issued 53,000 UPOs to the selling agents in the Company’s IPO, with such UPOs enabling the holders to purchase at an exercise price of $5.50 per UPO, with each such unit being identical to the unit issued in the Company’s IPO, and thus comprised of one share of common stock and one Series W Warrant to purchase a share of common stock of the Company at an exercise price of $5.00 per share, with such Series W Warrant exercise price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the common stock.

●	1,936,924 stock options entitling the holders thereof to purchase a corresponding number of shares of common stock at a weighted average stock option exercise price of $5.19 per share.

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Preferred Stock

Our certificate of incorporation authorizes the issuance of blank check preferred stock. Accordingly, our board of directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of shares of our common stock. In addition, shares of preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. As of the date of this Prospectus, we have authorized two series of preferred stock, the Series A Preferred and the Series A-1 Preferred.

The following outlines some of the general terms and provisions of the preferred stock that we may issue. A prospectus supplement will describe the particular terms of any preferred stock offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this Prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the certificate of designations that sets forth the terms of the particular preferred stock we are offering. The summary of such terms contained in this Prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such form of certificate of designations. We urge you to read the form of certificate of designations and the additional description of the terms of the preferred stock included in the prospectus supplement.

If we offer a series of preferred stock, we will describe the specific terms of that series in a prospectus supplement, including:

●	the title of the series of preferred stock and the number of shares offered;

●	the price at which the preferred stock will be issued;

●	the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

●	the voting rights of the preferred stock;

●	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

●	whether the preferred stock is convertible into any other securities, and the terms and conditions of any such conversion;

●	the liquidation preference of the preferred stock; and

●	any additional rights, preferences and limitations of the preferred stock.

When the consideration for which the board of directors authorized the issuance of shares is received, the shares of preferred stock will be fully paid and nonassessable.

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Series A Convertible Preferred Stock

On January 26, 2017, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock, with the Delaware Secretary of State, the “Series A Preferred Stock” and the “Series A Preferred Stock Certificate of Designation,” The Series A Preferred Certificate of Designation fixes the rights, preferences, powers, restrictions and limitations of the Series A Preferred Stock.

Each share of Series A Preferred shall be convertible, at any time and from time to time, at the option of the holder, based on a conversion ratio equal to the Series A Preferred Stock $6.00 per share stated value divided by a current conversion price of $4.97 per share. The Series A Preferred conversion price is subject to further adjustment by a prescribed formula should any subsequent issuances of convertible securities by the Company be at a price lower than the current Series A Preferred conversion price immediately prior to such new issuance. At issuance, the Series A Convertible Preferred Stock conversion price was initially $6.00 per share, and was subsequently adjusted to $5.00 per share upon the issuance of the Series S Warrants on July 3, 2017, to $4.99 per share upon the issuance of the Series A-1 Preferred Stock Units on August 4, 2017, and then to $4.97 per share upon the issuance of Series A-1 Convertible Preferred Stock on November 17, 2017 in connection with the Series A Exchange Offer. The Series A Preferred conversion price is subject to further adjustment, as discussed below.

The Series A Preferred Stock conversion price shall be adjusted in the event we (i) pay a stock dividend or otherwise make a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock Equivalents (as defined in the Series A Preferred Stock Certificate of Designation) (which, for avoidance of doubt, shall not include any shares of common stock issued by us upon conversion of, or payment of a dividend on, the Series A Preferred Stock), (ii) subdivide outstanding shares of common stock into a larger number of shares, (iii) combine (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares, or (iv) issue, in the event of a reclassification of shares of the common stock, any shares of our capital stock. In addition, the conversion price is subject to weighted average anti-dilution protection. This protection is intended to compensate the holders of the Series A Preferred Stock for the dilution they will sustain if we issue shares of common stock or common stock Equivalents, such as convertible securities or warrants, having a purchase price per share of common stock which is less than the conversion price in effect immediately prior to such issuance. Weighted average anti-dilution takes account of the number of shares of common stock being issued, or deemed to have been issued in the case of convertible securities, options and warrants, in relation to the then outstanding shares of common stock, and the price at which such shares are issued or deemed issued. The application of weighted average anti-dilution protection reduces the conversion price and increases the number of shares of common stock issuable upon conversion of the Series A Preferred.

The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by our board of directors, cumulative dividends at the rate of 8% per annum of the Stated Value per share of Series A Preferred Stock per annum. Such dividends shall accrue and cumulate whether or not we have earnings or surplus, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by our board of directors. All accumulated and unpaid dividends shall compound quarterly at the rate of 8% of the Stated Value per annum. Through the Dividend Payment Date (as defined in the Series A Preferred Stock Certificate of Designation) of April 1, 2021, the dividends shall be payable in-kind in additional shares of Series A Preferred Stock, rounded up to the nearest whole share. The Dividend Payment Dates occurring after the April 1, 2021 Dividend Payment Date, such dividends shall be paid at our option in any combination of shares of Series A Preferred Stock, cash or shares of common stock. If we determine to pay any dividends in shares of common stock, the number of shares of common stock payable shall be equal to the quotient of (i) the amount of the dividend per share of Series A Preferred to be paid in shares of common stock and (ii) the average of the volume weighted average price per share for the ten (10) consecutive Trading Days (as defined in the Series A Preferred Stock Certificate of Designation) ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date determined as of the Dividend Payment Date.

The holders of Series A Preferred Stock shall have no voting rights. However, as long as any shares of Series A Preferred Stock are outstanding, we shall not, without the affirmative vote of holders representing at least two-thirds of the then outstanding shares of the Series A Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Series A Preferred Stock Certificate of Designation, (ii) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (iii) increase the number of authorized shares of Series A Preferred Stock except as to pay dividends, (iv) create any class of equity security that would rank senior to the Series A Preferred Stock as to dividends or rights in a Liquidation (as defined in the Series A Preferred Stock Certificate of Designation), or (v) enter into any agreement with respect to any of the foregoing.

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In the event of our voluntary or involuntary liquidation, dissolution or winding up or any Deemed Liquidation Event (as defined in the Series A Certificate of Designation), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of our assets available for distribution to our stockholders before any payment shall be made to the holders of common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into common stock in accordance with the Series A Preferred Stock Certificate of Designation immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

The Company filed an effective registration statement on Form S-1 (File No. 333-216963), declared effective June 23, 2017, (“the Series A Registration Statement”) registering for resale the maximum number of the Company’s shares of common stock issuable upon conversion of the Series A Convertible Preferred Shares and the exercise of the Series A Warrants, or if exchanged, the Series X Warrants. The Series A Registration Statement also registers the resale of the Series X Warrants, and the initial issuance of the shares of common stock of the Company underlying the Series X Warrants to the extent the Series X Warrants are publicly sold prior to the exercise of such Series X Warrants. The Company timely filed the initial registration statement with the SEC on March 27, 2017, and such registration statement became effective on June 23, 2017, with such dates consistent with the requirements of the registration rights agreement entered into in connection with the Series A Preferred Stock Units private placement. If the Series A Registration Statement effectiveness is not maintained, then, the Company is required to make payments to the investors of 2% of their Series A Preferred Stock Units subscription amount on the date of such event, and every thirty days thereafter until the effectiveness is cured.

Series A-1 Convertible Preferred Stock

On August 4, 2017, we filed a Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock with the Delaware Secretary of State, the “Series A-1 Preferred Stock” and the “Series A-1 Preferred Stock Certificate of Designation,”. The Series A-1 Preferred Certificate of Designation fixes the rights, preferences, powers, restrictions and limitations of the Series A-1 Preferred Stock. The Series A-1 Preferred Stock has equal priority with the Series A Preferred Stock.

Each share of Series A-1 Preferred Stock shall be convertible, at any time and from time to time at the option of the holder, based on a conversion ratio equal to the Series A-1 Preferred Stock $4.00 per share stated value divided by a conversion price of $4.00 per share, with such Series A-1 Preferred conversion price not subject to further adjustment. The Series A-1 Preferred Stock conversion price shall only be adjusted in the event we (i) pay a stock dividend or otherwise make a distribution or distributions payable in shares of common stock on shares of common stock or any other common stock Equivalents (as defined in the Series A-1 Preferred Stock Certificate of Designation) (which, for avoidance of doubt, shall not include any shares of common stock issued by us upon conversion of, or payment of a dividend on, the Series A-1 Preferred Stock), (ii) subdivide outstanding shares of common stock into a larger number of shares, (iii) combine (including by way of a reverse stock split) outstanding shares of common stock into a smaller number of shares, or (iv) issue, in the event of a reclassification of shares of the common stock, any shares of our capital stock. Unlike the Series A Preferred Stock, the Series A-1 Preferred Stock has no weighted average anti-dilution protection.

The holders of Series A-1 Preferred Stock shall be entitled to receive, when, as and if declared by our board of directors, cumulative dividends at the rate of 8% per annum of the Stated Value per share of Series A-1 Preferred Stock per annum. Such dividends shall accrue and cumulate whether or not we have earnings or surplus, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared by our board of directors. All accumulated and unpaid dividends shall compound quarterly at the rate of 8% of the Stated Value per annum. Through the Dividend Payment Date (as defined in the Series A-1 Preferred Stock Certificate of Designation) of April 1, 2021, the dividends shall be payable in-kind in additional shares of Series A-1 Preferred, rounded up to the nearest whole share. For Dividend Payment Dates occurring after the April 1, 2021 Dividend Payment Date, such dividends shall be paid at our option in any combination of shares of Series A-1 Preferred, cash or shares of common stock. If we determine to pay any dividends in shares of common stock, the number of shares of common stock payable shall be equal to the quotient of (i) the amount of the dividend per share of Series A-1 Preferred Stock to be paid in shares of common stock and (ii) the average of the volume weighted average price per share for the ten consecutive Trading Days (as defined in the Series A-1 Preferred Stock Certificate of Designation) ending on the Trading Day that is immediately prior to the applicable Dividend Payment Date determined as of the Dividend Payment Date.

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The holders of Series A-1 Preferred Stock shall have no voting rights. However, as long as any shares of Series A-1 Preferred Stock are outstanding, we shall not, without the affirmative vote of holders representing at least two-thirds of the then outstanding shares of the Series A-1 Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series A-1 Preferred or alter or amend the Series A-1 Preferred Stock Certificate of Designation, (ii) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (iii) increase the number of authorized shares of Series A-1 Preferred except as to pay dividends, (iv) create any class of equity security that would rank senior to the Series A-1 Preferred Stock as to dividends or rights in a Liquidation (as defined in the Series A-1 Certificate of Designation), or (v) enter into any agreement with respect to any of the foregoing.

In the event of our voluntary or involuntary liquidation, dissolution or winding up or any Deemed Liquidation Event (as defined in the Series A-1 Preferred Stock Certificate of Designation), the holders of shares of Series A-1 Preferred Stock then outstanding shall be entitled to be paid out of our assets available for distribution to our stockholders before any payment shall be made to the holders of common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A-1 Preferred been converted into common stock in accordance with the Series A-1 Stock Certificate of Designation immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event.

The Company filed a registration statement on Form S-1 (File No. 333-222234), declared effective January 8, 2017, (“the Series A-1 Registration Statement”) registering for resale the maximum number of the Company’s shares of common stock issuable upon conversion of the Series A-1 Convertible Preferred Shares and the exercise of the Series A-1 Warrants, or if exchanged, the Series X-1 Warrants or Series W Warrants (as discussed below). Such registration statement also registers the resale of the Series X-1 Warrants or Series W Warrants, and the initial issuance of the shares of common stock of the Company underlying the Series X-1 Warrants or Series W Warrants to the extent the Series X-1 Warrants or Series W Warrants are publicly sold prior to the exercise of such Series X-1 Warrants. The Series A-1 Registration Statement was consistent with the requirements of the registration rights agreement, as amended, entered into in connection with the Series A-1 Preferred Stock Units private placement. If the Series A-1 Registration Statement effectiveness is not maintained, then, the Company is required to make payments to the investors of 2% of their Series A-1 Preferred Stock Units subscription amount on the date of such events, and every thirty days thereafter until the effectiveness is cured.

Common Stock

Holders of common stock are entitled to one vote per share on matters on which our stockholders vote. There are no cumulative voting rights. Subject to any preferential dividend rights of any outstanding shares of preferred stock, holders of common stock are entitled to receive dividends, if declared by our board of directors, out of funds that we may legally use to pay dividends. If we liquidate or dissolve, holders of common stock are entitled to share ratably in our assets once our debts and any liquidation preference owed to any then-outstanding preferred stockholders are paid. Our certificate of incorporation does not provide the common stock with any redemption, conversion or preemptive rights. All shares of common stock that are outstanding as of the date of this Prospectus will be fully-paid and non-assessable.

Under a registration statement on Form S-1 (File No. 333-203569) declared effective January 29, 2016, the Company’s IPO was consummated on April 28, 2016, resulting in $4.2 million of net cash proceeds, after deducting cash selling agent discounts and commissions and offering expenses, from the issuance of 1,060,000 units at an offering price of $5.00 per unit, with each such unit comprised of one share of common stock of the Company and one warrant to purchase a share of common stock of the Company, with such warrant referred to as a “Series W Warrant” - see below for a discussion of the Series W Warrant. The Company estimated the fair value of its common stock issued in the IPO using the guideline transaction method of the market approach and arrived at an estimated fair value of common stock of $3.50.

The units issued in the IPO were initially listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PAVMU”, until July 27, 2016, when the PAVMU units ceased to be quoted and traded on Nasdaq, and the underlying shares of common stock and the Series W Warrants began separate trading on Nasdaq, under their respective individual symbols of “PAVM” for the shares of common stock and “PAVMW” for the Series W Warrants - see below for a discussion of the Series W Warrant.

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Series W Warrants

The Series W Warrants have an exercise price of $5.00 per share, with such Series W Warrant exercise price not subject to further adjustment, except in the event of stock dividends, stock splits or similar events affecting the common stock. The Series W Warrants became exercisable on October 28, 2016 and expire on January 29, 2022 or earlier upon redemption by the Company, as discussed below. In addition, the Company’s current tender offer provides the holders of the Company’s Series W Warrants the opportunity to exercise such warrants at the temporarily reduced cash exercise price of $2.00 per share.

A total of 1,060,000 Series W Warrants were issued in the Company’s IPO, and the remaining 9,560,295 unexercised warrants which were previously issued in several private placements prior to the Company’s IPO outstanding on the April 28, 2016 date of the Company’s IPO were automatically converted into identical Series W Warrants issued in the Company’s IPO, and are therefore aggregated with the 1,060,000 Series W Warrants issued in the IPO, and together are collectively referred to as Series W Warrants. As of the date hereof, 10,567,845 Series W Warrants were issued and outstanding, after the exercise to-date of 52,450 Series W Warrants, which resulted in the issue of 33,061 shares of common stock of the Company, as discussed below.

In November and December 2016, 40,000 and 200 Series W Warrants were exercised on a cashless basis, resulting in the issuance of 20,732 and 79 shares of common stock, respectively. In March 2017 and September 2017, 400 and 11,850 Series W Warrants were exercised for cash proceeds of $2,000 and $59,250, respectively, resulting in the issuances of a corresponding number of shares of common stock of the Company.

As discussed herein, a Series A-1 Warrant, at the election of the holder, may be exchanged for five Series W Warrants or four Series X-1 Redeemable Warrants. To-date, no Series A-1 Warrants had been exchanged for Series W Warrants or Series X-1 Redeemable Warrants.

Commencing April 28, 2017, the Company may redeem the outstanding Series W Warrants (other than those outstanding prior to the IPO held by the Company’s management, founders, and members thereof, but including the warrants held by the initial investors), at the Company’s option, in whole or in part, at a price of $0.01 per warrant: at any time while the warrants are exercisable; upon a minimum of 30 days’ prior written notice of redemption; if, and only if, the volume weighted average price of the Company’s common stock equals or exceeds $10.00 (subject-to adjustment) for any 20 consecutive trading days ending three Business Days before the Company issues its notice of redemption, and provided the average daily trading volume in the stock is at least 20,000 shares per day; and, if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants. The right to exercise will be forfeited unless the IPO Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of an IPO Warrant will have no further rights except to receive the redemption price for such holder’s IPO Warrant upon surrender of such warrant.

Under the terms of the warrant agreement governing the Series W Warrants, the Company has agreed to use its commercially reasonable best efforts to have an effective and current registration statement covering the shares underlying the Series W Warrants in place once such warrants become exercisable, and to use its best efforts to cause the same to continue to be effective until the expiration of such warrants in accordance with the terms of the Series W Warrant agreement. The Company filed a Registration Statement on Form S-1 (File No. 333-214288), declared effective February 3, 2017 to register the issuance of 1,020,000 shares of the Company’s common stock upon the exercise of 1,020,000 remaining unexercised Series W Warrants, along with the registration of (i) the issuance of 1,062,031 shares of the Company’s common stock upon the exercise of 1,062,031 certain Series W Warrants issued prior to the Company’s IPO, but only in the event such certain Series Warrants are publicly transferred pursuant to Rule 144 prior to their exercise, or (ii) the resale of such 1,062,031 shares of common stock, but only in the event such certain Series W Warrants are exercised prior to being publicly transferred pursuant to Rule 144. The shares underlying the remaining unexercised Series W Warrants issued prior to our IPO have not been registered as of the date hereof.

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Series A Warrants

Each Series A Warrant is exercisable immediately for one share of common stock and will remain exercisable until April 30, 2024. The Series A Warrant exercise price currently is $6.61 per share, with such Series A Warrant exercise price subject-to further adjustment. The Series A Warrants exercise price is subject to further reduction by a prescribed formula on a weighted average basis in the event the Company issues common stock, options, or convertible securities at a price lower than the exercise price of Series A Warrants immediately prior to such securities issuance. At issuance, the Series A Warrants exercise price was initially $8.00 per share, and was subsequently adjusted to $6.67 per share upon the issuance of the Series S Warrants on July 3, 2017, then to $6.65 per share upon the issuance of the Series A-1 Preferred Stock Units on August 4, 2017, and then to $6.61 per share upon the issuance of Series A-1 Convertible Preferred Stock on November 17, 2017 in connection with the Series A Exchange Offer, with such exercise price subject to further adjustment as noted above. Additionally, through April 30, 2024, each Series A Warrant, at the election of the holder, may be exchanged for four Series X Warrants, with such Series X Warrants described herein below.

Series A-1 Warrants

Each Series A-1 Warrant is exercisable immediately for one share of common stock and will remain exercisable until April 30, 2024. The Series A-1 Warrant exercise price is $6.67 per share, with such Series A-1 Warrant exercise price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the common stock. Additionally, at the option of the holder, each Series A-1 Warrant is exchangeable through April 30, 2024 for four Series X-1 Redeemable Warrants, or through January 29, 2022 for five Series W Warrants. Each Series X-1 Redeemable Warrant is exercisable for one share of common stock at an exercise price of $6.00 per share, with such Series X-1 Warrant exercise price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the common stock. Each Series W Warrant is exercisable for one share of common stock at an exercise price of $5.00 per share, with such Series W Warrant exercise price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the common stock.

Series S Warrants

On June 30, 2017, we entered into a Note and Securities Purchase Agreement, or the “NSPA,” with Scopia Holdings, LLC, or “Scopia.” Effective July 3, 2017, we consummated the sale of securities pursuant to the NSPA, upon the issuance by us of a 15.0% senior secured promissory note with an initial principal amount of $5,000,000 to Scopia; the issuance by us of an aggregate of 2,660,000 Series S Warrants to purchase shares of our common stock to Scopia and its designees; and the delivery by Scopia to us of $4.8 million in cash, representing the principal amount of the 15% secured promissory note net of Scopia’s lender costs. Each Series S Warrant is exercisable immediately for one share of common stock and will remain exercisable until June 30, 2032. The Series S Warrant exercise price of $0.01 per share and the number of shares of common stock issuable upon exercise of the Series S Warrants are subject to adjustment in the event of stock dividends, stock splits, pro rata distributions or similar events affecting the common stock. The Series S Warrants may also be exercised, in whole or in part, on a cashless basis. Any Series S Warrants outstanding on the Expiration Date of the warrants shall be automatically exercised via cashless exercise.

As of September 30, 2017, there were 2,660,000 Series S Warrants issued and outstanding. Subsequently, in October 2017, 532,000 Series S Warrants were exercised for cash proceeds of $5,320, resulting in the issuance of a corresponding number of shares of common stock. In two separate transactions during November 2017, 122,360 Series S Warrants were exercised on a cashless basis, resulting in the issuance of 122,080 shares of common stock and 532,000 Series S Warrants were exercised for cash proceeds of $5,320, resulting in the issuance of a corresponding number of shares of common stock. Accordingly, as of December 31, 2017, there were 1,473,640 Series S Warrants issued and outstanding.

As required by the Note and Security Purchase Agreement between the Company and Scopia, the Company filed a registration statement on Form S-3 (File No. 333-221406), declared effective January 8, 2017, to register the issuance of a total of 2,810,654 shares of common stock of the Company, including 1,473,640 shares issuable, and 1,186,080 shares previously issued, upon the exercise of Series S Warrants; and, the registration of (i) the issuance of 150,934 shares of the Company’s common stock upon the exercise of 150,934 certain Series W Warrants issued prior to the Company’s IPO, but only in the event such certain Series W Warrants are publicly transferred pursuant to Rule 144 prior to their exercise, or (ii) the resale of such 150,934 shares of common stock, but only in the event such certain Series W Warrants are exercised prior to being publicly transferred pursuant to Rule 144.

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Series X Redeemable Warrants

Each Series X Redeemable Warrant will be exercisable for one share of common stock at an exercise price of $6.00 per share, with such Series X Warrant exercise price not subject to further adjustment, except in the event of stock dividends, stock splits or similar events affecting the common stock, commencing at 9:00 a.m., New York City time, on the first trading day following October 31, 2018 and ending at 5:00 p.m., New York City time, on April 30, 2024, or earlier upon redemption. The Series X Redeemable Warrants have no anti-dilution protection.

Holders may exercise Series X Redeemable Warrants by paying the exercise price in cash or, if at any time after July 26, 2017, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the Series X Redeemable Warrants, then each Series X Redeemable Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. At any time after April 30, 2019, we may at our option, redeem all, but not less than all, of the outstanding Series X Redeemable Warrants at a price of $0.01 per Series X Redeemable Warrant if the volume weighted average price per share of the common stock has been at least $18.00 (as adjusted for stock splits, stock dividends, or similar events) for twenty trading days out of the thirty trading day period ending three Business Days prior to the notice of redemption in addition to certain other conditions.

Each Series X Redeemable Warrant outstanding as of April 30, 2024 will be automatically exercised as a cashless exercise unless the exercise price of the Series X Redeemable Warrant (subject to adjustment as set forth in this Prospectus) is greater than the volume weighted average price per share of common stock as of April 30, 2024.

We provide certain rights to a holder if we fail to deliver the shares of common stock underlying the Series X Redeemable Warrants by the third trading day after the date on which the holder of such warrant delivers a notice of exercise and the original warrant to us. If we fail to meet this deadline, then we must pay the holder for each trading day that elapses until the shares are delivered or until the holder rescinds the exercise of the Series X Redeemable Warrant a cash penalty between $10 and $20 for each $1,000 of shares subject to such exercise. Additionally, if we fail to deliver the shares to a holder by the prescribed date and the holder is required by its brokerage firm to purchase, or the holder’s brokerage firm purchases, shares of common stock to satisfy a prior sale of the shares by the holder, then we will (i) pay the amount lost by having to cover the sale and (ii) at the holder’s option (x) reissue the Series X Redeemable Warrant in an amount equal to the number of shares exercised by the holder thereby rescinding the prior exercise or (y) deliver shares of common stock to the holder that would have been issued if we had timely delivered the shares of common stock to the holder by the prescribed delivery date.

In the event of a stock dividend or stock split, the number of shares of common stock issuable on exercise of the Series X Redeemable Warrants will be adjusted, but the aggregate exercise price will remain unchanged.

If we declare or make a dividend or other distribution of its assets to holders of shares of common stock after a Series X Redeemable Warrant is issued, then the holder of a Series X Redeemable Warrant will be entitled to participate in such dividend or distribution as if they actually held the number of shares of common stock they would be entitled to if they had exercised their Series X Redeemable Warrant.

If we, directly or indirectly, in one or more related transactions enter into a Fundamental Transaction (as defined in the warrant agreement governing the Series X Redeemable Warrants), then upon the subsequent exercise of a Series X Redeemable Warrant, the holder (at its option) will be entitled to receive, for each share that would have been issuable upon the holder’s exercise of such warrant immediately prior to the Fundamental Transaction, the number of shares of common stock of the successor or surviving company or of us (if we survive the Fundamental Transaction) and any additional consideration receivable in connection with the Fundamental Transaction by a holder of the number of shares of common stock for which the Series X Redeemable Warrant is exercisable immediately prior to the Fundamental Transaction.

The Series X Redeemable Warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement will require the written consent of us and the holders of Series X Redeemable Warrants representing at least two-thirds of the shares of common stock issuable upon exercise of such Series X Redeemable Warrants in order to amend the terms of the Series X Redeemable Warrants. Under the terms of the warrant agreement, we will agree to use our commercially reasonable best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the Series X Redeemable Warrants until the expiration of the Series X Redeemable Warrants.

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Series X-1 Redeemable Warrants

Each Series X-1 Redeemable Warrant will be exercisable for one share of common stock at an exercise price of $6.00 per share, with such Series X-1 Warrant exercise price not subject to further adjustment, except in the event of stock dividends, stock splits or similar events affecting the common stock, commencing at 9:00 a.m., New York City time, on the first trading day following October 31, 2018 and ending at 5:00 p.m., New York City time, on April 30, 2024, or earlier upon redemption. The Series X-1 Redeemable Warrants have no anti-dilution protection.

Holders may exercise Series X-1 Redeemable Warrants by paying the exercise price in cash or, if at any time after July 26, 2017, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the Series X-1 Redeemable Warrants, then each Series X-1 Redeemable Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise”. At any time after April 30, 2019, we may at our option, redeem all, but not less than all, of the outstanding Series X-1 Redeemable Warrants at a price of $0.01 per Series X-1 Redeemable Warrant if the volume weighted average price per share of the common stock has been at least $18.00 (as adjusted for stock splits, stock dividends, or similar events) for twenty trading days out of the thirty trading day period ending three Business Days prior to the notice of redemption in addition to certain other conditions.

Each Series X-1 Redeemable Warrant outstanding as of April 30, 2024 will be automatically exercised as a cashless exercise unless the exercise price of the Series X-1 Redeemable Warrant (subject to adjustment as set forth in this Prospectus) is greater than the volume weighted average price per share of common stock as of April 30, 2024.

In the event of a stock dividend or stock split, the number of shares of common stock issuable on exercise of the Series X-1 Redeemable Warrants will be adjusted, but the aggregate exercise price will remain unchanged.

If we declare or make a dividend or other distribution of its assets to holders of shares of common stock after a Series X-1 Redeemable Warrant is issued, then the holder of a Series X-1 Redeemable Warrant will be entitled to participate in such dividend or distribution as if they actually held the number of shares of common stock they would be entitled to if they had exercised their Series X-1 Redeemable Warrant.

If we, directly or indirectly, in one or more related transactions enters into a Fundamental Transaction (as defined in the warrant agreement governing the Series X-1 Redeemable Warrants), then upon the subsequent exercise of a Series X-1 Redeemable Warrant, the holder (at its option) will be entitled to receive, for each share that would have been issuable upon the holder’s exercise of such warrant immediately prior to the Fundamental Transaction, the number of shares of common stock of the successor or surviving company or of us (if we survive the Fundamental Transaction) and any additional consideration receivable in connection with the Fundamental Transaction by a holder of the number of shares of common stock for which the Series X-1 Redeemable Warrant is exercisable immediately prior to the Fundamental Transaction.

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Series Z Warrants

Each Series Z Warrant entitles the holder to purchase one share of common stock at an exercise price of $3.00 per share from the date on which the Warrant becomes separately tradable through its expiration six years from the date of issuance or earlier upon redemption by the Company, as discussed below.

Commencing on the first anniversary of the issuance date of the Series Z Warrants, the Company may redeem the outstanding Series Z Warrants, at the Company’s option, in whole or in part, at a price of $0.01 per warrant: at any time while the warrants are exercisable; upon a minimum of 30 days’ prior written notice of redemption; if, and only if, the volume weighted average price of the Company’s common stock equals or exceeds $9.00 (subject-to adjustment) for any 20 out of 30 consecutive trading days ending three Business Days before the Company issues its notice of redemption, and provided the average daily trading volume in the stock is at least 20,000 shares per day; and, if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants. The right to exercise will be forfeited unless the Series Z Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a Series Z Warrant will have no further rights except to receive the redemption price for such holder’s Series Z Warrant upon surrender of such warrant.

Under the terms of the warrant agreement governing the Series Z Warrants, the Company has agreed to use its commercially reasonable best efforts to have an effective and current registration statement covering the shares underlying the Series Z Warrants in place once such warrants become exercisable, and to use its best efforts to cause the same to continue to be effective until the expiration of such warrants in accordance with the terms of the Series Z Warrant agreement.

Unit Purchase Options

In connection with the Company’s initial public offering (“IPO”), on April 28, 2016, the Company issued 53,000 UPOs to the selling agents in the Company’s IPO, with such UPOs enabling the holders to purchase at an exercise price of $5.50 per UPO, with each such unit being identical to the unit issued in the Company’s IPO, and thus comprised of one share of common stock and one Series W Warrant to purchase a share of common stock of the Company at an exercise price of $5.00 per share, with such Series W Warrant exercise price not subject to further adjustment, except for the effect of stock dividends, stock splits or similar events affecting the common stock

Dividends

We have not paid any cash dividends on our shares of common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, and if our application to list the Series Z Warrants is granted, the transfer agent and registrar for the Warrants will be [__________________].

Listing of our Securities

Our common stock and Series W Warrants are traded on the Nasdaq Capital Market under the symbols “PAVM” and “PAVMW,” respectively.

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Limitation on Directors’ Liability and Indemnification

Our certificate of incorporation provides that no director of ours will be personally liable to us or any of our stockholders for monetary damages arising from the director’s breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of the DGCL nor does it apply with respect to any liability in which the director (i) breached his duty of loyalty to us or our stockholders; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit. This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Our certificate of incorporation and bylaws provide that all directors and officers shall be entitled to be indemnified by such company to the fullest extent permitted by law. The certificate of incorporation provides that we may indemnify to the fullest extent permitted by law all employees. Our bylaws provide that, if authorized by our board of directors, we may indemnify any other person whom it has the power to indemnify under section 145 of the DGCL. We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. We also maintain directors’ and officers’ liability insurance.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or person controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Anti-Takeover Provisions

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

●	increase or decrease the aggregate number of authorized shares of such class;

●	increase or decrease the par value of the shares of such class; or

●	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

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Classified Board. Our board of directors is divided into three classes. The number of directors in each class is as nearly equal as possible. Directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. The existence of a classified board may extend the time required to make any change in control of the board when compared to a corporation with an unclassified board. It may take two annual meetings for our stockholders to effect a change in control of the board, because in general less than a majority of the members of the board will be elected at a given annual meeting. Because our board is classified and our certificate of incorporation does not otherwise provide, under Delaware law, our directors may only be removed for cause.

Vacancies in the Board of Directors. Our certificate of incorporation and bylaws provide that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director elected to fill a vacancy resulting from the death, resignation or removal of a director shall hold office until the expiration of the term of the director whose death, resignation or removal created the vacancy.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called by the directors, or the president or the chairman, and shall be called by the secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Transfer Agent

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Warrant Agent

The warrant agent for the Warrants is[__________________].

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PLAN OF DISTRIBUTION

On or about February [__], 2018 we will distribute the Subscription Rights, Rights Certificates and copies of this Prospectus to the holders of our common stock on the Record Date. Subscription Rights holders who wish to exercise their Subscription Rights and purchase Units must complete the Subscription Rights Certificate and return it with payment for the shares to the Subscription Agent at the following address:

By mail:	By hand or overnight courier:
[__________________] Attn: [______________] [__________________] [____________] (toll free)	[__________________] Attn: [______________] [__________________] [____________] (toll free)

If you have any questions, you should contact our Information Agent for the Rights Offering:

[__________________]

[____________________] (toll free)

Other than as described in this Prospectus, we do not know of any existing agreements between any stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the underlying securities.

LEGAL MATTERS

Certain legal matters relating to the validity of the securities offered hereby will be passed upon for us by Greenberg Traurig, LLP, McLean, Virginia.

EXPERTS

The consolidated financial statements of PAVmed Inc. and Subsidiary as of and for the years ended December 31, 2016 and 2015, which are incorporated in this Prospectus by reference to the Annual Report on Form 10-K, as amended, for the year ended December 31, 2016 have been so incorporated in reliance on the report of Citrin Cooperman & Company, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of securities. Although this Prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available at http://ir.pavmed.com/sec-filings.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Any information that we file with the SEC after the date of the initial registration statement of which this Prospectus forms a part and prior to effectiveness of the registration statement will automatically update and supersede the information contained in this Prospectus. This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 16, 2017 as amended by Amendment No. 1 to our annual report on Form 10-K/A filed on April 10, 2017;

●	our quarterly reports on Form 10-Q for the fiscal quarter ended March 31, 2017 filed with the SEC on May 22, 2017, for the fiscal quarter ended June 30, 2017 filed with the SEC on August 11, 2017, and for the fiscal quarter ended September 30, 2017 filed with the SEC on November 14, 2017;

●	our definitive proxy statement on Schedule 14A filed with the SEC on August 30, 2017; and

●	our current reports on Form 8-K filed with the SEC on February 1, 2017, February 23, 2017, March 13, 2017, March 22, 2017 , April 4, 2017, April 11, 2017, May 25, 2017, July 6, 2017, August 8, 2017, October 2, 2017, October 3, 2017, October 6, 2017, October 10, 2017 and December 29, 2017.

Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rules.

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PROSPECTUS

Subscription Rights to Purchase Up to 14,551,234 Units

Consisting of an Aggregate of Up to 14,551,234 Shares of common stock and 14,551,234 Series Z Warrants to Purchase Up to 14,551,234 Shares of common stock at a Subscription Price of $2.25 Per Unit

[____________ ___], 2018

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PART II

Information Not Required In Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the issuance and distribution of the securities being registered. All expenses incurred with respect to the registration of the common stock will be borne by us. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Amount to be Paid
SEC Registration Fee		$11,141.51
FINRA Filing Fee		[____]
Printing Expenses		[____]
Legal Fees and Expenses		[____]
Accounting Fees and Expenses		[____]
Subscription Agent, Information Agent and Warrant Agent Fees and Expenses		[____]
Miscellaneous Expenses		[____]
Total	$	[____]

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Item 14. Indemnification of Directors and Officers.

PAVmed’s certificate of incorporation and by-laws provide that all directors and officers shall be entitled to be indemnified by such company to the fullest extent permitted by law. The certificate of incorporation provides that PAVmed may indemnify to the fullest extent permitted by law all employees. PAVmed’s by-laws provide that, if authorized by the Board of Directors, it may indemnify any other person whom it has the power to indemnify under section 145 of the Delaware General Company Law. Section 145 of the Delaware General Company Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

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(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eight of PAVmed’s certificate of incorporation provides:

“The Company, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized hereby.”

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Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us during the last three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed. The information set forth below with respect to our common stock gives effect to a 2.7872582-for-1 stock split effected in the form of a stock dividend on September 21, 2015.

During August 2015, we issued 97,554 warrants in exchange for services.

During September 2015, we issued an aggregate of 1,393,629 shares of common stock from the exercise of warrants receiving $1.25 million of proceeds.

In September 2015, we effectuated a forward stock split of 2.7872582-for-1 by way of a stock dividend of 1.7872582 shares for each outstanding share, resulting in there being 12,250,000 shares of common stock outstanding.

All of the securities described above were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as fewer than 35 investors were non-accredited investors. No underwriting discounts or commissions were paid with respect to such sales.

In November 2016 and December 2016, 40,000 and 200 Series W Warrants were exercised on a cashless basis, resulting in the issuance of 20,732 and 79 shares of common stock, respectively.

The shares issued upon exercise of the Series W Warrants were issued pursuant to the exemption from registration contained in Section 3(a)(9) of the Securities Act, as the Series W Warrants were exchanged for shares exclusively, and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

In January 2017, we issued an aggregate of 251,334 Series A Preferred Stock Units, in a private placement, each consisting of one share of Series A Preferred and one Series A Warrant that is exercisable for one share of common stock or exchangeable for four Series X Redeemable Warrants, for $1,508,004 in cash, or a purchase price of $6.00 per Series A Preferred Stock Unit, to 13 investors.

In March 2017, we issued an aggregate of 171,504 Series A Preferred Stock Units, in a private placement, each consisting of one share of Series A Preferred and one Series A Warrant that is exercisable for one share of common stock or exchangeable for four Series X Redeemable Warrants, for $1,029,024 in cash, or a purchase price of $6.00 per Series A Preferred Stock Unit, to 15 investors.

On November 17, 2017, we completed an offer to exchange with 13 investors to exchange 154,837 shares of the Company’s Series A Convertible Preferred for 232,259 shares of the Series A-1 Convertible Preferred and 154,837 Series A Warrants for 154,837 Series A-1 Warrants.

Stock Option Grants:

On April 28, 2016, the Company granted to certain of its officers, directors and members of its medical advisory board, stock options to purchase an aggregate of 1,588,313 shares of common stock at an exercise price of $5.00 per share for an aggregate purchase price of $7,941,565.

On November 7, 2016, the Company granted stock options to a member of its medical advisory board to purchase an aggregate of 25,000 shares of common stock at an exercise price of $10.50 per share for an aggregate purchase price of $262,500.

On November 28, 2016, the Company granted stock options to a consultant to purchase an aggregate of 20,000 shares of common stock at an exercise price of $9.50 per share for an aggregate purchase price of $190,000.

On March 20, 2017, the Company granted to an officer stock options outside the Company’s 2014 Long-Term Equity Incentive Plan, to purchase 250,000 shares of common stock at an exercise price of $5.95 per share for an aggregate purchase price of $ 1,487,500.

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In March 2017, the Company granted 25,000 stock options to a new member of the Company’s medical advisory board at an exercise price of $5.01 per share for an aggregate purchase price of $125,250.

In July 2017, the Company granted 50,000 stock options to the Company’s Corporate Controller at an exercise price of $4.50 per share for an aggregate purchase price of $225,000.

In August 2017, the Company granted 40,000 stock options to a new member of the Board of Directors at an exercise price of $2.98 per share for an aggregate purchase price of $119,200.

In October 2017, the Company granted 15,000 stock options to a consultant at an exercise price of $5.11 per share for an aggregate purchase price of $76,650.

The stock options and common stock issuable upon the exercise of such stock options as described above were issued pursuant to written compensatory plans or arrangements with our officers, directors, medical advisory board members, and consultants, in reliance on the exemption set forth in Section 4(a)(2) under the Securities Act.

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Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

3.1	Certificate of Incorporation(1)

3.2	Certificate of Amendment to Certificate of Incorporation (1)

3.3	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (2)

3.4	Form of Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock (6)

3.5	Bylaws (1)

4.1	Specimen common stock Certificate (1)

4.2	Specimen Warrant Certificate (1)

4.3	Form of Series A Warrant (2)

4.4	Form of Series X Redeemable Warrant (2)

4.5	Warrant Agreement, dated April 28, 2016, between Continental Stock Transfer & Trust Company and PAVmed (3)

4.6	2014 Long-Term Equity Incentive Plan (1)

4.7	Form of Unit Purchase Option (1)

4.8	Form of Warrant Agreement for the Series X Redeemable Warrants between Continental Stock Transfer & Trust Company and PAVmed (9)

4.9	Form of Series A-1 Warrant (6)

4.10	Form of Series X-1 Redeemable Warrant (10)

4.11	Form of Series Z Warrant Certificate*

4.12	Form of Warrant Agreement for the Series Z Warrants between [__________________] and PAVmed*

5.1	Opinion of Greenberg Traurig, LLP*

10.1	Patent Option Agreement (1)

10.2.1	Employment Agreement between PAVmed and Dr. Aklog (1)

10.2.2	Amendment to Employment Agreement between PAVmed and Dr. Aklog (1)

10.2.3	Second Amendment to Employment Agreement between PAVmed and Dr. Aklog (1)

10.2.4	Third Amendment to Employment Agreement between PAVmed and Dr. Aklog (7)

10.3.1	Form of Subscription Agreement (July 2014) (1)

10.3.2	Form of Subscription Agreement (November 2014) (1)

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10.4.1	Form of Letter Agreement with HCFP Capital Partners III LLC (1)

10.4.2	Form of Letter Agreement with Pavilion Venture Partners LLC (1)

10.5.1	Letter agreement regarding corporate opportunities executed by Dr. Lishan Aklog (1)

10.5.2	Letter agreement regarding corporate opportunities executed by Michael Glennon (1)

10.5.3	Letter agreement regarding corporate opportunities executed by Dr. Brian deGuzman (1)

10.6	Management services agreement between PAVmed and HCP/Advisors LLC (1)

10.7	Employment Agreement between PAVmed and Richard Fitzgerald (1)

10.8	Employment Agreement between PAVmed and Dr. Brian deGuzman (4)

10.9.1	Consulting Agreement between PAVmed and Michael Glennon (5)

10.9.2	Amendment to Consulting Agreement between PAVmed and Michael Glennon (7)

10.10	Securities Purchase Agreement (2)

10.11	Registration Rights Agreement (2)

10.12	Separation Agreement between PAVmed and Richard Fitzgerald (8)

10.13	Employment Agreement between PAVmed and Dennis M. McGrath (8)

10.14	Securities Purchase Agreement (6)

10.15	Registration Rights Agreement (6)

10.16	Amendment Agreement (10)

23.1	Consent of Citrin Cooperman & Company, LLP

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)

24	Power of Attorney (included as the signature page hereto)

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-203569).

(2)	Incorporated by reference to Registrant’s Current Report on Form 8-K filed on February 1, 2017.

(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 3, 2016.

(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on July 19, 2016.

(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on October 14, 2016.

(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed on August 3, 2017.

(7)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K filed on February 16, 2017.

(8)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q filed on May 22, 2017.

(9)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-216963).

(10)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-222234).

* To be filed by subsequent amendment,

(b) Financial statement schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii), and (iii) do not apply if the registration statement is on Form S-1, Form S-3, Form SF-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to 424(b) of this chapter that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 17th day of January, 2018.

PAVMED INC.

By:	/s/ Lishan Aklog, M.D.
Lishan Aklog, M.D.
Chairman and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each Lishan Aklog, M.D. and Dennis M. McGrath, or either of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Lishan Aklog, M.D.	Chairman and Chief Executive Officer	January 17, 2018
Lishan Aklog, M.D.	(Principal Executive Officer)

/s/ Dennis M. McGrath	Chief Financial Officer (Principal Accounting	January 17, 2018
Dennis M. McGrath	and Financial Officer) and Secretary

/s/ Michael Glennon	Vice Chairman	January 17, 2018
Michael Glennon

/s/ James L. Cox, M.D.	Director	January 17, 2018
James L. Cox, M.D.

/s/ Ira Scott Greenspan	Director	January 17, 2018
Ira Scott Greenspan

/s/ Joshua R. Lamstein	Director	January 17, 2018
Joshua R. Lamstein

/s/ Ronald M. Sparks	Director	January 17, 2018
Ronald M. Sparks

/s/ David Weild IV	Director	January 17, 2018
David Weild IV

/s/ David S. Battleman, M.D.	Director	January 17, 2018
David S. Battleman, M.D.

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